                                                                     EXHIBIT 4.1

                              MobiFon Holdings B.V.

                              SERIES A AND SERIES B
                          12.50% SENIOR NOTES DUE 2010

                        -------------------------------

                                    INDENTURE

                            Dated as of June 27, 2003

                        -------------------------------

                The Bank of Nova Scotia Trust Company of New York

                                     Trustee

                        -------------------------------

                             CROSS-REFERENCE TABLE*

Trust Indenture
Act Section                                                                       Indenture Section
310(a)(1)...................................................................             7.10
   (a)(2)...................................................................             7.10
   (a)(3)...................................................................             N.A.
   (a)(4)...................................................................             N.A.
   (a)(5)...................................................................             7.10
   (b)......................................................................             7.10
   (c)......................................................................             N.A.
311(a)......................................................................             7.11
   (b)......................................................................             7.11
   (c)......................................................................             N.A.
312(a)......................................................................             2.05
   (b)......................................................................            12.03
   (c)......................................................................            12.03
313(a)......................................................................             7.06
   (b)(1)...................................................................            10.03
   (b)(2)...................................................................          7.06; 7.07
   (c)......................................................................      7.06; 10.03; 12.02
   (d)......................................................................             7.06
314(a)......................................................................      4.03;12.02; 12.05
   (b)......................................................................            10.02
   (c)(1)...................................................................            12.04
   (c)(2)...................................................................            12.04
   (c)(3)...................................................................             N.A.
   (d)......................................................................         10.03, 10.04
   (e)......................................................................            12.05
   (f)......................................................................             N.A.
315(a)......................................................................             7.01
   (b)......................................................................          7.05,12.02
   (c)......................................................................             7.01
   (d)......................................................................             7.01
   (e)......................................................................             6.11
316(a) (last sentence)......................................................             2.09
   (a)(1)(A)................................................................             6.05
   (a)(1)(B)................................................................             6.04
   (a)(2)...................................................................             N.A.
   (b)......................................................................             6.07
   (c)......................................................................             2.12
317(a)(1)...................................................................             6.08
   (a)(2)...................................................................             6.09
   (b)......................................................................             2.04
318(a)......................................................................            12.01
   (b)......................................................................             N.A.
   (c)......................................................................            12.01

N.A. means not applicable.

* This Cross Reference Table is not part of the Indenture.

                                TABLE OF CONTENTS

                                                                                                               Page
                                                      ARTICLE 1.
                                            DEFINITIONS AND INCORPORATION
                                                     BY REFERENCE

Section 1.01       Definitions................................................................................   1
Section 1.02       Other Definitions..........................................................................  19
Section 1.03       Incorporation by Reference of Trust Indenture Act..........................................  19
Section 1.04       Rules of Construction......................................................................  20

                                                      ARTICLE 2.
                                                      THE NOTES

Section 2.01       Form and Dating............................................................................  20
Section 2.02       Execution and Authentication...............................................................  21
Section 2.03       Registrar and Paying Agent.................................................................  21
Section 2.04       Paying Agent to Hold Money in Trust........................................................  22
Section 2.05       Holder Lists...............................................................................  22
Section 2.06       Transfer and Exchange......................................................................  22
Section 2.07       Replacement Notes..........................................................................  33
Section 2.08       Outstanding Notes..........................................................................  34
Section 2.09       Treasury Notes.............................................................................  34
Section 2.10       Temporary Notes............................................................................  34
Section 2.11       Cancellation...............................................................................  34
Section 2.12       Defaulted Interest.........................................................................  34

                                                    ARTICLE 3.
                                            REDEMPTION AND PREPAYMENT

Section 3.01       Notices to Trustee.........................................................................  35
Section 3.02       Selection of Notes to Be Redeemed or Purchased.............................................  35
Section 3.03       Notice of Redemption or Purchase...........................................................  36
Section 3.04       Effect of Notice of Redemption or Purchase.................................................  37
Section 3.05       Deposit of Redemption or Purchase Price....................................................  37
Section 3.06       Notes Redeemed or Purchased in Part........................................................  37
Section 3.07       Optional Redemption........................................................................  37
Section 3.08       Mandatory Redemption.......................................................................  38
Section 3.09       Offer to Purchase by Application of Excess Proceeds or MobiFon Proceeds....................  38

                                                    ARTICLE 4.
                                                    COVENANTS

Section 4.01       Payment of Notes...........................................................................  40
Section 4.02       Maintenance of Office or Agency............................................................  41
Section 4.03       Reports....................................................................................  41
Section 4.04       Compliance Certificate.....................................................................  42
Section 4.05       Taxes......................................................................................  43
Section 4.06       Stay, Extension and Usury Laws.............................................................  43
Section 4.07       Restricted Payments........................................................................  43
Section 4.08       Dividend and Other Payment Restrictions Affecting Subsidiaries.............................  45
Section 4.09       Incurrence of Indebtedness and Issuance of Preferred Stock.................................  47
Section 4.10       Asset Sales................................................................................  49

Section 4.11       Transactions with Affiliates...............................................................  51
Section 4.12       Liens......................................................................................  53
Section 4.13       Business Activities........................................................................  53
Section 4.14       Corporate Existence........................................................................  53
Section 4.15       Offer to Repurchase Upon Change of Control.................................................  53
Section 4.16       Limitation on Sale and Leaseback Transactions..............................................  55
Section 4.17       Limitation on Activities of the Company....................................................  55
Section 4.18       Limitation on Issuances of Guarantees of Indebtedness......................................  55
Section 4.19       Payments for Consent.......................................................................  56
Section 4.20       Payment of Additional Amounts..............................................................  56
Section 4.21       Excess Cash Flow Offer.....................................................................  57

                                                ARTICLE 5.
                                                SUCCESSORS

Section 5.01       Merger, Consolidation, or Sale of Assets...................................................  59
Section 5.02       Successor Corporation Substituted..........................................................  59

                                                ARTICLE 6.
                                          DEFAULTS AND REMEDIES

Section 6.01       Events of Default..........................................................................  60
Section 6.02       Acceleration...............................................................................  61
Section 6.03       Other Remedies.............................................................................  62
Section 6.04       Waiver of Past Defaults....................................................................  62
Section 6.05       Control by Majority........................................................................  62
Section 6.06       Limitation on Suits........................................................................  63
Section 6.07       Rights of Holders of Notes to Receive Payment..............................................  63
Section 6.08       Collection Suit by Trustee.................................................................  63
Section 6.09       Trustee May File Proofs of Claim...........................................................  63
Section 6.10       Priorities.................................................................................  64
Section 6.11       Undertaking for Costs......................................................................  64

                                                ARTICLE 7.
                                                 TRUSTEE

Section 7.01       Duties of Trustee..........................................................................  65
Section 7.02       Rights of Trustee..........................................................................  65
Section 7.03       Individual Rights of Trustee...............................................................  66
Section 7.04       Trustee's Disclaimer.......................................................................  66
Section 7.05       Notice of Defaults.........................................................................  66
Section 7.06       Reports by Trustee to Holders of Notes.....................................................  67
Section 7.07       Compensation and Indemnity.................................................................  67
Section 7.08       Replacement of Trustee.....................................................................  68
Section 7.09       Successor Trustee by Merger, etc...........................................................  68
Section 7.10       Eligibility; Disqualification..............................................................  69
Section 7.11       Preferential Collection of Claims Against Company..........................................  69

                                                ARTICLE 8.
                                 LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01       Option to Effect Legal Defeasance or Covenant Defeasance...................................  69
Section 8.02       Legal Defeasance and Discharge.............................................................  69
Section 8.03       Covenant Defeasance........................................................................  70
Section 8.04       Conditions to Legal or Covenant Defeasance.................................................  70

   Section 8.05       Deposited Money and Government Securities to be Held in Trust; Other
                      Miscellaneous Provisions...................................................................  71
   Section 8.06       Repayment to Company.......................................................................  72
   Section 8.07       Reinstatement..............................................................................  72

                                   ARTICLE 9.
                        AMENDMENT, SUPPLEMENT AND WAIVER

   Section 9.01       Without Consent of Holders of Notes........................................................  72
   Section 9.02       With Consent of Holders of Notes...........................................................  73
   Section 9.03       Compliance with Trust Indenture Act........................................................  75
   Section 9.04       Revocation and Effect of Consents..........................................................  75
   Section 9.05       Notation on or Exchange of Notes...........................................................  75
   Section 9.06       Trustee to Sign Amendments, etc............................................................  75

                                   ARTICLE 10.
                             COLLATERAL AND SECURITY

   Section 10.01      Collateral Agreement and Depositary Agreement..............................................  75
   Section 10.02      Recording and Opinions.....................................................................  76
   Section 10.03      Release of Collateral......................................................................  76
   Section 10.04      Certificates of the Company................................................................  77
   Section 10.05      Authorization of Action Taken by the Trustee Under the Collateral Agreement................  77
   Section 10.06      Authorization of Receipt of Funds by the Trustee Under the Collateral Agreement............  78
   Section 10.07      Withdrawal and Investment..................................................................  78
   Section 10.08      Termination of Security Interest...........................................................  78

                                   ARTICLE 11.
                           satisfaction and discharge

   Section 11.01      Satisfaction and Discharge.................................................................  78
   Section 11.02      Application of Trust Money.................................................................  79

                                   ARTICLE 12.
                                  MISCELLANEOUS

   Section 12.01      Trust Indenture Act Controls...............................................................  79
   Section 12.02      Notices....................................................................................  79
   Section 12.03      Communication by Holders of Notes with Other Holders of Notes..............................  81
   Section 12.04      Certificate and Opinion as to Conditions Precedent.........................................  81
   Section 12.05      Statements Required in Certificate or Opinion..............................................  81
   Section 12.06      Rules by Trustee and Agents................................................................  81
   Section 12.07      No Personal Liability of Directors, Officers, Employees and Stockholders...................  82
   Section 12.08      Governing Law..............................................................................  82
   Section 12.09      No Adverse Interpretation of Other Agreements..............................................  82
   Section 12.10      Successors.................................................................................  82
   Section 12.11      Severability...............................................................................  82
   Section 12.12      Counterpart Originals......................................................................  82
   Section 12.13      Table of Contents, Headings, etc...........................................................  82

                                    EXHIBITS

Exhibit A     FORM OF NOTE
Exhibit B     FORM OF CERTIFICATE OF TRANSFER
Exhibit C     FORM OF CERTIFICATE OF EXCHANGE

Exhibit D     FORM OF CERTIFICATE OF ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR
Exhibit E     FORM OF COLLATERAL AGREEMENT
Exhibit F     FORM OF NOTE GUARANTEE

         INDENTURE dated as of June 27, 2003 between MobiFon Holdings B.V., a private company with limited liability (besloten venootschap met beperkte aansprakelijkheid) under the laws of the Netherlands (the "Company"), and The Bank of Nova Scotia Trust Company of New York, as trustee (the "Trustee").

         The Company and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined) of the 12.50% Series A Senior Notes due 2010 (the "Series A Notes") and the 12.50% Series B Senior Notes due 2010 (the "Series B Notes" and, together with the Series A Notes, the "Notes"):

                                   ARTICLE 1.
                          DEFINITIONS AND INCORPORATION
                                  BY REFERENCE

Section 1.01 Definitions.

         "144A Global Note" means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.

         "Acquired Debt" means, with respect to any specified Person:

                  (1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person; and

                  (2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

         "Additional Interest" means all additional interest then owing pursuant to Section 2 of the Registration Rights Agreement.

         "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 5% or more of the Voting Stock of the Company, MobiFon or any Person that is not a public company, and 10% of any Person that is a public company, will be deemed to be control. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" have correlative meanings.

         "Agent" means any Registrar, co-registrar, Paying Agent or additional paying agent.

         "Applicable Procedures" means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.

         "Asset Sale" means:

                  (1) the sale, lease, conveyance or other disposition of any assets or rights; provided that the sale, conveyance or other disposition of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole will be governed by Section 5.01 hereof and not by the provisions of Section 4.10 hereof; and

                  (2) the issuance of Equity Interests in any of the Company's Subsidiaries or the sale by the Company or any of its Subsidiaries of Equity Interests in any of the Company's other Subsidiaries.

         Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:

                  (1) any single transaction or series of related transactions other than a Sale of MobiFon Equity that involves assets having a Fair Market Value of less than $5.0 million;

                  (2) a transfer of assets between or among the Company and its Subsidiaries;

                  (3) an issuance of Equity Interests by MobiFon to the Company or by a Subsidiary of MobiFon to MobiFon;

                  (4) the sale or lease of products, services or accounts receivable in the ordinary course of business and any sale or other disposition of damaged, worn-out or obsolete assets in the ordinary course of business;

                  (5) the sale or other disposition of cash or Cash Equivalents;

                  (6) any sale or disposition deemed to occur in connection with the creating, granting or existence of a Permitted Lien;

                  (7) a Restricted Payment that does not violate Section 4.07 hereof or a Permitted Investment; and

                  (8) any sale of Capital Stock by MobiFon as a part of the share repurchase arrangements approved by the shareholders of MobiFon on October 30, 2002 and other future sales of Capital Stock by MobiFon pursuant to similar approved arrangements in the future.

          "Attributable Debt" in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligations of the lessee for net rental payments (excluding amounts to be paid on account of maintenance and repairs, insurance, taxes, assessments or similar overhead charges) during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP; provided, however, that if such sale and leaseback transaction results in a Capital Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of Capital Lease Obligation.

         "Bankruptcy Law" means the Dutch Bankruptcy Code or any other Dutch law or the law of any other jurisdiction (including, without limitation, the United States) relating to bankruptcy, insolvency, winding up, liquidation, reorganization or relief of debtors.

         "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as that term is used in Section 13(d)(3) of the Exchange Act), such "person" will be deemed to have beneficial ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms "Beneficially Owns" and "Beneficially Owned" have a corresponding meaning.

         "Board" of any Person means the Management Board of such Person or, if there is a Supervisory Board of such Person, both its Management Board and its Supervisory Board.

         "Broker-Dealer" has the meaning set forth in the Registration Rights Agreement.

         "Business Day" means any day other than a Legal Holiday.

         "Capital Expenditure" means, with respect to any specified Person, any expenditure which should be treated as a capital expenditure in the financial statements of such Person in accordance with GAAP.

         "Capital Lease Obligation" means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP, and the Stated Maturity thereof will be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

         "Capital Stock" means:

                  (1) in the case of a corporation, corporate stock;

                  (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

                  (3) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

                  (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person,

but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

         "Cash Equivalents" means:

                  (1) United States dollars or Euros;

                  (2) securities issued or directly and fully guaranteed or insured by (a) the United States government or any agency or instrumentality of the United States government, (b) any member of the European Economic Area or Switzerland, or any agency or instrumentality thereof, or (c) the European Central Bank, provided that such country, agency or instrumentality has a credit rating at least equal to that of the United States of America (provided that, in each case, the full faith and credit of such respective nation is pledged in support of those securities) having maturities of not more than six months from the date of acquisition;

                  (3) certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case, with any United States commercial bank having capital and surplus in excess of $500.0 million and a Thomson Bank Watch Rating of "B" or better;

                  (4) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

                  (5) commercial paper having one of the two highest ratings obtainable from Moody's Investors Service, Inc. or Standard & Poor's Rating Services and in each case maturing within six months after the date of acquisition; and

                  (6) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition.

         "Cash Flow from Acquired MobiFon Equity" means, with respect to any specified Person for any period, the amount of dividends or other distributions paid in cash to the specified Person by any of its Subsidiaries (including amounts received in cash by such Person as part of future share repurchase arrangements similar to the share repurchase arrangements approved by the shareholders of MobiFon on October 30, 2002) with respect to Equity Interests in MobiFon acquired by such Person after the date of this Indenture (excluding any such Equity Interests acquired in exchange for, or in substitution of, any such Equity Interests owned on the date of this Indenture).

         "Clearstream" means Clearstream Banking, societe anonyme.

         "Change of Control" means the occurrence of any of the following:

                  (1) the adoption of a plan relating to the liquidation or dissolution of the Company; or

                  (2) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as that term is used in Section 13(d)(3) of the Exchange
         Act) other than one or more Permitted Holders, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the Company, measured by voting power rather than number of shares.

         "Collateral" shall have the meaning set forth in the Collateral Agreement.

          "Collateral Agreement" means the Collateral Agreement dated as of the date of this Indenture and substantially in the form attached as Exhibit E hereto, as such agreement may be amended, modified or supplemented from time to time.

         "Company" means MobiFon Holdings B.V., and any and all successors thereto.

         "Corporate Trust Office of the Trustee" will be at the address of the Trustee specified in Section 12.02 hereof or such other address as to which the Trustee may give notice to the Company.

         "Credit Facilities" means, one or more debt facilities (including, without limitation, the Senior Loan Agreements) or commercial paper facilities, in each case with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time.

         "Current Assets" means, with respect to any specified Person as of any date of calculation, the aggregate of such Person's cash, marketable securities, trade and other receivables and inventories realizable within one year from such date of calculation and any other items which are "current assets" under GAAP.

         "Current Liabilities" means, with respect to any specified Person as of any date of calculation, the aggregate of all liabilities of such Person falling due on demand or within one year, including the portion of Long-term Debt falling due within one year.

         "Custodian" means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

         "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

         "Definitive Note" means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, substantially in the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the "Schedule of Exchanges of Interests in the Global Note" attached thereto.

         "Depositary" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

         "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 4.07 hereof. The amount of Disqualified Stock deemed to be outstanding at any time for purposes of this Indenture will be the maximum amount that the Company and its Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends.

         "Distributions" means, with respect to any specified Person, any dividend or distribution on such Person's share capital, any purchase, redemption or other acquisition of any shares of capital of such Person or any option over the same, and any payment of principal or interest on any Permitted Quasi Equity.

         "EBITDA" means, with respect to any specified Person for any period, earnings before interest, tax, depreciation and amortization, calculated as the sum of:

                  (1) the net income (or deficit) of such Person (less extraordinary gains (plus extraordinary losses) for such period); plus

                  (2) translation losses less translation gains for such period; plus

                  (3) income tax and provisions for income tax for such period; plus

                  (4) Net Interest Expense for such period; plus

                  (5) all amounts in respect of depreciation and amortization for such period; plus

                  (6) to the extent permitted to be added back under the definition of EBITDA in the Senior Loan Agreements, amounts in respect of impairment of the value of fixed assets or goodwill, all calculated in accordance with GAAP.

         "Eligible Investments" means cash and Cash Equivalents.

         "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

         "Equity Offering" means any primary private or public offering of Equity Interests of the Company (other than Disqualified Stock) to Persons a majority of whom are not Affiliates of the Company or, in the case of an offering by a Person of which the Company is a Subsidiary, any primary private or public offering of Equity Interests of such parent to Persons a majority of whom are not Affiliates of the Company, in each case other than (1) public offerings with respect to common stock registered on Form S-8 and (2) issuances upon exercise of options by employees of the Company or such Person of which the Company is a Subsidiary or any of their respective Subsidiaries.

         "Euroclear" means Euroclear Bank S.A./N.V., as operator of the Euroclear system.

         "Excess Cash" means, for the period beginning on the date of this Indenture and ending on July 31, 2004, and for any 12-month period ending on July 31 thereafter, an amount equal to 50% of the Operating Cash Flow accumulated by the Company during such period, in each case less reasonable out-of-pocket administrative, accounting and legal expenses of the Company not to exceed $250,000.

         "Exchange Act" means the United States Securities Exchange Act of 1934, as amended.

         "Exchange Notes" means the Notes issued in the Exchange Offer pursuant to Section 2.06(f) hereof.

         "Exchange Offer" has the meaning set forth in the Registration Rights Agreement.

         "Exchange Registration Statement" has the meaning set forth in the Registration Rights Agreement.

         "Fair Market Value" of any asset or items means the fair market value of that asset or item, as determined in good faith by the Board of the Company (unless otherwise provided in this Indenture).

         "Financial Debt" means any Indebtedness for, or in respect of:

                  (1) moneys borrowed, including, without limitation, in the case of MobiFon, any Permitted High Yield Back to Back Debt, but excluding Permitted Quasi Equity;

                  (2) any amount raised by acceptance under any acceptance credit facility;

                  (3) any amount raised pursuant to any note purchase facility or the issue of bonds, notes, debentures, loan stock or any similar instrument;

                  (4) any amount raised pursuant to any issue of shares which are expressed to be redeemable at the option of the holder;

                  (5) the amount of any liability in respect of any lease or hire-purchase contract, which would, in accordance with generally accepted accounting principles in the relevant jurisdiction, be treated as a finance or capital lease or which otherwise is in substance a financing lease;

                  (6) the amount of any liability in respect of any advance or deferred purchase agreement if one of the primary reasons for entering into such agreement is to raise finance;

                  (7) any receivables sold or discounted (other than on a non-recourse basis);

                  (8) any agreement or option to reacquire an asset if one of the primary reasons for entering into such agreement or option is to raise finance;

                  (9) any Indebtedness for or in respect of any credit facility or financial accommodation;

                  (10) any guarantee, indemnity, bond, standby letter of credit or any other instrument issued in connection with the performance of any contract or other obligation;

                  (11) any amount raised under any other transaction (including any forward sale or purchase agreement) which, in accordance with generally accepted accounting principles in the relevant jurisdiction, has the commercial effect of a borrowing; and

                  (12) the amount of any liability in respect of any guarantee or indemnity for any of the items referred to in clauses (1) through
         (11) above.

         "Free Cash Flow" means, with respect to any specified Person for any period, EBITDA minus income tax paid, minus increases (or plus decreases) in Working Capital during such period, minus all Capital Expenditures and UMTS License Costs for such period.

         "Fully Diluted Equity Interest" means the Capital Stock of MobiFon held directly or indirectly by the Company divided by the aggregate outstanding Capital Stock of MobiFon (excluding shares held directly by MobiFon as a result of the share repurchase arrangements approved by the shareholders of MobiFon on October 30, 2002 and other similar approved arrangements in the future) after giving pro forma effect to the issuance of all shares of Capital Stock of MobiFon pursuant to any convertible securities, options, warrants or other rights to acquire MobiFon Capital Stock that are convertible or exercisable prior to the Stated Maturity of the Notes.

         "GAAP" means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date of this Indenture.

         "Global Notes" means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes, substantially in the form of Exhibit A hereto issued in accordance with Section 2.01, 2.06(b)(3), 2.06(b)(4), 2.06(d)(1), 2.06(d)(2) or 2.06(f) hereof.

         "Global Note Legend" means the legend set forth in Section 2.06(g)(2), which is required to be placed on all Global Notes issued under this Indenture.

         "Government Securities" means (x) any security that is (i) a direct obligation of the United States of America for the payment of which the full faith and credit of the United States of America are pledged or (ii) an obligation of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, and (y) any depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any Government Security which is specified in Clause (x) above and held by such bank for the account of the holder of such depositary receipt, or with respect to any specific payment of principal of or interest on any Government Security which is so specified and held.

         "Guarantee" means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise).

         "Guarantor" means any Subsidiary that executes a Note Guarantee in accordance with the provisions of this Indenture, and its respective successors and assigns.

          "Hedging Obligations" means, with respect to any specified Person, the obligations of such Person under:

                  (1) interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;

                  (2) other agreements or arrangements designed to manage interest rate risk; and

                  (3) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates or commodity prices.

         "Holder" means a Person in whose name a Note is registered.

         "Indebtedness" means, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses and trade payables), whether or not contingent:

                  (1) in respect of borrowed money;

                  (2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

                  (3) in respect of banker's acceptances;

                  (4) representing Capital Lease Obligations or Attributable Debt in respect of sale and leaseback transactions;

                  (5) representing the balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed; or

                  (6) representing any Hedging Obligations other than those that were incurred in the ordinary course of business and were not for speculative purposes.

if and to the extent any of the preceding items (other than letters of credit, Attributable Debt and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term "Indebtedness" includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person.

         The amount of any Indebtedness outstanding as of any date will be:

                  (1) the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

                  (2) the principal amount of the Indebtedness, in the case of any other Indebtedness; and

                  (3) in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:

                           (A) the Fair Market Value of such asset at the date
                  of determination, and

                           (B) the amount of the Indebtedness of the other
                  Person.

          "Indenture" means this Indenture, as amended or supplemented from time to time.

         "Indirect Participant" means a Person who holds a beneficial interest in a Global Note through a Participant.

         "Initial Purchasers" means Goldman, Sachs & Co. and Lazard Freres & Co. LLC.

         "Institutional Accredited Investor" means an institution that is an "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, who are not also QIBs.

         "Investments" means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the Company or any Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Company, the Company will be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of the Company's

Investments in such Subsidiary that were not sold or disposed of in an amount determined as provided in the final paragraph of Section 4.07 hereof. The acquisition by the Company or any Subsidiary of the Company of a Person that holds an Investment in a third Person will be deemed to be an Investment by the Company or such Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investments held by the acquired Person in such third Person in an amount determined as provided in the final paragraph of Section 4.07 hereof. Except as otherwise provided in this Indenture, the amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value.

         "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

         "Letter of Transmittal" means the letter of transmittal to be prepared by the Company and sent to all Holders of the Notes for use by such Holders in connection with the Exchange Offer.

         "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

         "Long-term Debt" means, with respect to any specified Person as of any date of calculation, any Indebtedness of such Person, all or part of which, or the final payment of which, is due more than one year after such date.

         "Management Board" means:

                  (1) with respect to a corporation, the management board of the corporation or any committee thereof duly authorized to act on behalf of such board;

                  (2) with respect to a partnership, the management board of the general partner of the partnership; and

                  (3) with respect to any other Person, the board or committee of such Person serving a similar function.

                  "MobiFon" means MobiFon S.A., a Romanian corporation, and any and all successors thereto.

         "MobiFon Equity Agreement" means the Equity Agreement relating to Equity Interests of MobiFon, dated as of the date of this Indenture, among TIW, TIWC and Parent.

         "Net Interest Expense" means, with respect to any specified Person for any period, the interest charges accrued during such period on the Financial Debt of such Person (including imputed interest on any capital lease obligations), less the interest income accrued by such Person on its Current Assets.

         "Net Proceeds" means the aggregate cash proceeds received by the Company or any of its Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of (1) the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale, taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, (2) amounts required to be applied to the repayment of Indebtedness, other than Indebtedness incurred under Section 4.09(b)(1) hereof, secured by a Lien on the asset or assets that were the subject of such Asset Sale, (3) with respect to any Asset Sale by a Subsidiary, the pro rata amount of proceeds that directly corresponds to the percentage ownership interest of such Subsidiary not owned on the date of such Asset Sale, directly or indirectly, by the Company and (4) any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

         "Non-U.S. Person" means a Person who is not a U.S. Person.

         "Notes" has the meaning assigned to it in the preamble to this Indenture.

         "Note Guarantee" means a Guarantee by any Guarantor of the Company's payment obligations under this Indenture and on the Notes, executed pursuant to the provisions of this Indenture.

         "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

         "Offering Circular" means the offering circular with respect to the Notes dated June 25, 2003.

         "Officer" means, with respect to any Person, the Chairman of the Management Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person or of the Management Board of such Person.

         "Officers' Certificate" means a certificate signed on behalf of the Company by two Officers of the Management Board of the Company, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Management Board of the Company, that meets the requirements of Section 12.05 hereof.

         "Operating Cash Flow" means, with respect to any specified Person for any period, the amount of dividends or other distributions paid in cash during such period to the specified Person by any of its Subsidiaries (including amounts received in cash by such Person during such period as part of the share repurchase arrangements approved by the shareholders of MobiFon on October 30, 2002 and other similar approved arrangements in the future) with respect to the Equity Interests in MobiFon held by such Person on the date of this Indenture and any Equity Interests exchanged or substituted for such Equity Interests, less (1) any interest expense of the specified Person paid or accrued during such period (except for any interest on Qualified Intercompany Indebtedness paid or accrued in the form of additional Qualified Intercompany Indebtedness), less
(2) for the most recently ended calendar year or portion thereof included in such period, and any prior calendar year or portion thereof included in such period, the amount of Permitted Corporate Expenses paid in such calendar year or portion thereof, less (3) the proportionate amount of $6.0 million per annum for any period subsequent to the most recently ended calendar year included in such period, less (4) for purposes of calculating Operating Cash Flow for any Restricted Payment made prior to December 31, 2003, the proportionate amount of the $8.0 million in Permitted Corporate Expenses that are permitted to be paid in the period beginning on the date of this Indenture and ending on December 31, 2003.

         "Opinion of Counsel" means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section
12.05 hereof. The counsel may be an employee of or counsel to the Company, any Subsidiary of the Company or the Trustee.

         "Parent" means ClearWave N.V., a Dutch corporation and any and all successors thereto.

         "Parent Note" means that note representing Qualified Intercompany Indebtedness from the Company to Parent as in effect on the date of this Indenture, which Parent Note may be assigned by Parent to any other Person of which the Company is a Subsidiary.

         "Participant" means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

         "Permitted Business" means telecommunications services and other related businesses.

         "Permitted Corporate Expenses" means, without duplication as to amounts:

                  (1) payments to the Parent to permit the Parent to pay reasonable accounting, legal and administrative expenses of the Parent when due, in an aggregate amount not to exceed $6.0 million in any calendar year (except for $8.0 million for the first calendar year); and

                  (2) for so long as the Company is a member of a group filing a consolidated or combined tax return with the Parent, payments to the Parent in respect of an allocable portion of the tax liabilities of such group that is attributable to the Company and its Subsidiaries ("Tax Payments"). The Tax Payments shall not exceed the lesser of (i) the amount of the relevant tax (including any penalties and interest) that the Company would owe if the Company were filing a separate tax return (or a separate consolidated or combined return with its Subsidiaries that are members of the consolidated or combined group), taking into account any carryovers and carrybacks of tax attributes (such as net operating losses) of the Company and such Subsidiaries from other taxable years and (ii) the net amount of the relevant tax that the Parent actually owes to the appropriate taxing authority. Any Tax Payments received from the Company shall be paid over to the appropriate taxing authority within 30 days of the Parent's receipt of such Tax Payments or refunded to the Company.

         "Permitted High Yield Back to Back Debt" has the meaning set forth in the Share Retention and Subordination Deed, dated August 27, 2002, between MobiFon, certain direct and indirect shareholders thereof, Export Development Canada, Nordic Investment Bank and the European Bank for Reconstruction and Development.

         "Permitted Holders" means (1) Telesystem Ltd., (2) Hutchison Whampoa Ltd., (3) JPMorgan Partners, LLC, (4) Caisse de depot et placement du Quebec and
(5) any Related Party of any of the foregoing.

         "Permitted Investments" means:

                  (1) any Investment in the Company or MobiFon, or, in the case of a Subsidiary of the Company, in another Subsidiary of the Company;

                  (2) any Investment in Cash Equivalents;

                  (3) any Investment by any Subsidiary of the Company in a Person, if as a result of such Investment:

                           (A) such Person becomes a Subsidiary of the Company;
                  or

                           (B) such Person is merged, consolidated or
                  amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, a Subsidiary of the Company;

                  (4) any Investment made by a Subsidiary as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with Section 4.10 hereof;

                  (5) any acquisition of Capital Stock of MobiFon in the case of the Company, or any other assets or Capital Stock, in the case of Subsidiary, solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company;

                  (6) any Investments received by a Subsidiary in compromise or resolution of (a) obligations of trade creditors or customers that were incurred in the ordinary course of business of any such Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer; or
         (b) litigation, arbitration or other disputes with Persons who are not Affiliates;

                  (7) Investments represented by Hedging Obligations;

                  (8) loans or advances to employees made in the ordinary course of business of a Subsidiary of the Company in an aggregate principal amount not to exceed $2.0 million at any one time outstanding;

                  (9) repurchases of the Notes; and

                  (10) other Investments by a Subsidiary in any Person other than an Affiliate of the Company having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (10) that are at the time outstanding not to exceed $5.0 million.

         "Permitted Liens" means:

                  (1) Liens on assets of the Company or any of its Subsidiaries securing Indebtedness and other Obligations that was permitted by
         Section 4.09(b)(1) and/or securing Hedging Obligations related thereto;

                  (2) Liens in favor of the Company;

                  (3) Liens on property of a Person existing at the time such Person is merged with or into or consolidated with the Company or any Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company or the Subsidiary;

                  (4) Liens on property (including Capital Stock) existing at the time of acquisition of the property by the Company or any Subsidiary of the Company, provided that such Liens were in existence prior to, such acquisition, and not incurred in contemplation of, such acquisition;

                  (5) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

                  (6) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by Section 4.09(b)(6) hereof covering only the assets acquired with or financed by such Indebtedness;

                  (7) Liens existing on the date of this Indenture;

                  (8) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

                  (9) Liens imposed by law, such as carriers', warehousemen's, landlord's and mechanics' Liens, in each case, incurred in the ordinary course of business;

                  (10) survey exceptions, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property that were not incurred in connection with Indebtedness and that do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

                  (11) Liens created for the benefit of (or to secure) the Notes (or Guarantees of the Notes); and

                  (12) Liens incurred in the ordinary course of business of the Company or any Subsidiary of the Company with respect to obligations that do not exceed $7.5 million at any one time outstanding.

         "Permitted Payments to Parent" means the distribution of the net proceeds from the sale of the Notes issued on the date of this Indenture to the Parent solely for the purpose described in the Offering Circular under the caption "Use of Proceeds."

         "Permitted Quasi Equity" has the meaning set forth in the Share Retention and Subordination Deed, dated August 27, 2002, between MobiFon, certain direct and indirect shareholders thereof, Export Development Canada, Nordic Investment Bank and the European Bank for Reconstruction and Development.

         "Permitted Refinancing Indebtedness" means any Indebtedness of the Company or any of its Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Subsidiaries (other than intercompany Indebtedness); provided that:

                  (1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the

         Indebtedness extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest on the Indebtedness and the amount of all expenses and premiums incurred in connection therewith);

                  (2) such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

                  (3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

                  (4) such Indebtedness is incurred either by the Company or by the Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

         "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

         "Private Placement Legend" means the legend set forth in Section 2.06(g)(1) to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

         "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

         "Qualified Intercompany Indebtedness" means Indebtedness of the Company incurred pursuant to clause (3), (4) or (5) of Section 4.09(b); provided that by its terms (1) such Indebtedness is expressly subordinated to the prior payment in full in cash of all Obligations then due with respect to the Notes (2) interest payable on such Indebtedness will not exceed 14% per annum and will be payable solely in the form of additional Qualified Intercompany Indebtedness and
(3) any obligation with respect to such Indebtedness (other than the Obligation described in clause (2) above) has a Stated Maturity that is 20 years from the final maturity of the Notes.

         "Registration Rights Agreement" means the Exchange and Registration Rights Agreement, dated as of June 27, 2003, among the Company and the Initial Purchasers, as such agreement may be amended, modified or supplemented from time to time.

         "Regulation S" means Regulation S promulgated under the Securities Act.

         "Regulation S Global Note" means a Global Note bearing the Private Placement Legend and deposited with or on behalf of the Depositary and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes initially sold in reliance on Rule 903 of Regulation S.

         "Related Party" means:

                  (1) any controlling stockholder, a majority (or more) owned Subsidiary, or immediate family member (in the case of an individual) of any Permitted Holder; or

                  (2) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding a majority or more controlling interest of which consist of any one or more Permitted Holders and/or such other Persons referred to in the immediately preceding clause (1).

         "Relevant Taxing Jurisdiction" means (1) any Dutch federal, provincial, territorial or other Dutch government or any authority or agency of or in the Netherlands having the power to tax, and (2) any taxing authority in any jurisdiction (including any political subdivision thereof) in which the Company is organized or otherwise considered to be a resident for tax purposes.

          "Responsible Officer," when used with respect to the Trustee, means any officer within the Corporate Trust Administration of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

         "Restricted Definitive Note" means a Definitive Note bearing the Private Placement Legend.

         "Restricted Global Note" means a Global Note bearing the Private Placement Legend.

         "Restricted Investment" means an Investment other than a Permitted Investment.

         "Rule 144" means Rule 144 promulgated under the Securities Act.

         "Rule 144A" means Rule 144A promulgated under the Securities Act.

         "Rule 903" means Rule 903 promulgated under the Securities Act.

         "Rule 904" means Rule 904 promulgated the Securities Act.

         "Sale of MobiFon Equity" means any direct or indirect transfer, conveyance, sale, lease, other disposition by the Company of Equity Interests in MobiFon (including, without limitation, any conveyance, sale, lease or other disposition of any interest in the income or profits therefrom).

         "SEC" means the United States Securities and Exchange Commission.

         "Securities Act" means the United States Securities Act of 1933, as amended.

         "Senior Debt Service" means, with respect to any specified Person for any period, the aggregate of all scheduled payments of principal, interest and fees paid or due and owing in such period under or in respect of any Indebtedness of such Person and its Subsidiaries under the Senior Loan Agreements.

         "Senior Debt Service Coverage Ratio" means, with respect to any specified Person for any period, the ratio of the Free Cash Flow of such Person for such period to the Senior Debt Service of such Person for such period.

         "Senior Loan Agreements" means, collectively, (1) the Loan Agreement, dated August 27, 2002, between MobiFon and the European Bank for Reconstruction and Development, (2) the Loan Agreement, dated August 27, 2002, between MobiFon and Export Development Canada and (3) the Loan Agreement, dated August 27, 2002, between MobiFon and Nordic Investment Bank, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced (including by means of sales of debt securities to institutional investors) in whole or in part from time to time.

         "Senior Loans" means, collectively, the loans provided to MobiFon under the Senior Loan Agreements or, as the context may require, the aggregate principal amount thereof from time to time outstanding.

         "Shelf Registration Statement" means the Shelf Registration Statement as defined in the Registration Rights Agreement.

         "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of the Offering Circular.

         "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the documentation governing such Indebtedness as of the date of this Indenture, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

         "Subsidiary" means, with respect to any specified Person:

                  (1) any corporation, association or other business entity of which more than 50% of the voting power of the outstanding Voting Stock is owned, directly or indirectly, by such Person and one or more other Subsidiaries of such Person; and

                  (2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

         "Supervisory Board" means:

                  (1) with respect to a corporation, the supervisory board of the corporation or any committee thereof duly authorized to act on behalf of such board;

                  (2) with respect to a partnership, the supervisory board of the general partner of the partnership;

                  (3) with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and

                  (4) with respect to any other Person, the board or committee of such Person serving a similar function.

         "Tax" means any tax, duty, levy, impost, assessment or other governmental charge (including penalties, interest and any other liabilities related thereto).

         "Technical Services Agreements" means, as in effect on the date of this Indenture, (1) the Technical Services Agreement dated November 29, 1996 among MobiFon, AirTouch Technical Services, Inc., AirTouchEurope B.V. and TIWC, as supplemented by the side letter dated September 22, 1997, as amended on January 28, 1999 and (2) the Service Agreement and the Management Service Agreement, both dated April 1, 2002 among ClearWave Services (Mauritius) Ltd. and the Company.

         "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. ss.ss. 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA.

         "TIW" means Telesystem International Wireless Inc., a Canadian corporation, and any and all successors thereto.

         "TIWC" means Telesystem International Wireless Corporation N.V., a Dutch corporation, and any and all successors thereto.

         "Trustee" means the party named as such in the preamble to this Indenture until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.

         "UCC" means the Uniform Commercial Code as in effect from time to time in the State of New York.

         "UMTS License" means the license for the provision in Romania of UMTS telecommunications services that may be granted to MobiFon by the Ministry of Communications and Information Technology of Romania and any successor thereto, and any other Romanian governmental or administrative authority that has the powers to regulate the telecommunications sector in Romania, as such license may be amended, supplemented, restated, novated or assigned from time to time.

         "UMTS License Costs" means license fees and other expenses paid or payable by MobiFon in connection with the acquisition of the UMTS License.

         "Unrestricted Definitive Note" means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend.

         "Unrestricted Global Note" means a permanent global Note substantially in the form of Exhibit A attached hereto that bears the Global Note Legend and that has the "Schedule of Exchanges of Interests in the Global Note" attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing a series of Notes that do not bear the Private Placement Legend.

         "U.S. Bankruptcy Law" means Title 11, U.S. Code or any similar U.S. federal or state law for the relief of debtors.

         "U.S. Person" means a U.S. Person as defined in Rule 902(k) under the Securities Act.

         "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of such Person.

         "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

                  (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness, by (b) the number of years

         (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

                  (2) the then outstanding principal amount of such Indebtedness.

         "Working Capital" means the amount by which Current Assets (excluding cash and Cash Equivalents, deferred and future income tax assets, income tax receivables/recoverables and assets arising out of derivative financial instruments) exceed Current Liabilities (excluding Financial Debt, accrued income taxes payable, deferred or future income tax liabilities, accrued interest payable, accrued dividends payable, other accruals with respect to Distributions and liabilities arising out of derivative financial instruments).

Section 1.02 Other Definitions.

                                                                                        Defined in
Term                                                                                     Section
----                                                                                      -------
"Additional Amounts"................................................................       4.20
"Affiliate Transaction".............................................................       4.11
"Asset Sale Offer"..................................................................       3.09
"Authentication Order"..............................................................       2.02
"Change of Control Offer"...........................................................       4.15
"Change of Control Payment".........................................................       4.15
"Change of Control Payment Date"....................................................       4.15
"Covenant Defeasance"...............................................................       8.03
"Debt Service Reserve Account"......................................................      10.01
"Depositary Agreement"..............................................................      10.01
"DTC"...............................................................................       2.03
"Eligible Excess Cash"..............................................................       4.21
"Eligible MobiFon Proceeds".........................................................       4.10
"Event of Default"..................................................................       6.01
"Excess Cash Flow Offer"............................................................       4.21
"Excess Cash Flow Payment Date".....................................................       4.21
"Excess Cash Offer Amount"..........................................................       4.21
"Excess Proceeds"...................................................................       4.10
"incur".............................................................................       4.09
"Legal Defeasance"..................................................................       8.02
"Minimum Debt Service Balance"......................................................      10.10
"MobiFon Proceeds"..................................................................       4.10
"Offer Amount"......................................................................       3.09
"Offer Period"......................................................................       3.09
"Paying Agent"......................................................................       2.03
"Payment Default"...................................................................       6.01
"Permitted Debt"....................................................................       4.09
"Purchase Date".....................................................................       3.09
"Registrar".........................................................................       2.03
"Reserve Account Depositary"........................................................      10.01
"Restricted Payments"...............................................................       4.07
"Secured Obligations"...............................................................      10.01

Section 1.03 Incorporation by Reference of Trust Indenture Act.

         Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

         The following TIA terms used in this Indenture have the following meanings:

         "indenture securities" means the Notes;

         "indenture security Holder" means a Holder of a Note;

         "indenture to be qualified" means this Indenture;

         "indenture trustee" or "institutional trustee" means the Trustee; and

         "obligor" on the Notes means the Company and any successor obligor upon the Notes.

         All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

Section 1.04 Rules of Construction.

         Unless the context otherwise requires:

                  (1) a term has the meaning assigned to it;

                  (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                  (3) "or" is not exclusive;

                  (4) words in the singular include the plural, and in the plural include the singular;

                  (5) "will" shall be interpreted to express a command;

                  (6) provisions apply to successive events and transactions;
         and

                  (7) references to sections of or rules under the Securities Act will be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time.

                                   ARTICLE 2.
                                    THE NOTES

Section 2.01 Form and Dating.

         (a) General. The Notes and the Trustee's certificate of authentication will be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note will be dated the date of its authentication. The Notes shall be in denominations of $1,000 and integral multiples thereof.

         The terms and provisions contained in the Notes will constitute, and are hereby expressly made, a part of this Indenture and the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

         (b) Global Notes. Notes issued in global form will be substantially in the form of Exhibit A attached hereto (including the Global Note Legend thereon and the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Notes issued in definitive form will be substantially in the form of Exhibit A attached hereto (but without the Global Note Legend thereon and without the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Each Global Note will represent such of the outstanding Notes as will be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby will be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.

Section 2.02 Execution and Authentication.

         One Officer must sign the Notes for the Company by manual or facsimile signature.

         If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note will nevertheless be valid.

         A Note will not be valid until authenticated by the manual signature of the Trustee. The signature will be conclusive evidence that the Note has been authenticated under this Indenture.

         The Trustee will, upon receipt of a written order of the Company signed by one Officer (an "Authentication Order"), authenticate Notes for original issue up to the aggregate principal amount stated in paragraph 4 of the Notes. The aggregate principal amount of Notes outstanding at any time may not exceed such amount except as provided in Section 2.07 hereof.

         The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.

Section 2.03 Registrar and Paying Agent.

         The Company will maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Notes may be presented for payment ("Paying Agent"). The Registrar will keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company will notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.

         The Company initially appoints The Depository Trust Company ("DTC") to act as Depositary with respect to the Global Notes.

         The Company initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Custodian with respect to the Global Notes and the Company appoints Dexia Banque Internationale a Luxembourg S.A. as an additional paying agent for so long as the Notes are listed on the Luxembourg Stock Exchange.

Section 2.04 Paying Agent to Hold Money in Trust.

         The Company will require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium or Additional Interest, if any, or interest on the Notes, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) will have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it will segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee will serve as Paying Agent for the Notes.

Section 2.05 Holder Lists.

         The Trustee will preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Company will furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Company shall otherwise comply with TIA Section 312(a).

Section 2.06 Transfer and Exchange.

         (a) Transfer and Exchange of Global Notes. A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Company for Definitive Notes if:

                  (1) the Company delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 120 days after the date of such notice from the Depositary; or

                  (2) the Company in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee.

         Upon the occurrence of either of the preceding events in (1) or (2) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and 2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this

Section 2.06(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.06(b), (c), (d) or (f) hereof.

         (b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes will be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes will be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also will require compliance with either subparagraph (1) or (2) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

                  (1) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend. Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(1).

                  (2) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(1) above, the transferor of such beneficial interest must deliver to the Registrar either:

                           (A) both:

                                    (i)      a written order from a Participant
                           or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged; and

                                    (ii)     instructions given in accordance
                           with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or

                           (B) both:

                                    (i)      a written order from a Participant
                           or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive
                           Note in an amount equal to the beneficial interest to be transferred or exchanged; and

                                    (ii)     instructions given by the
                           Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (i) above. Upon consummation of an Exchange Offer by the Company in accordance with Section 2.06(f) hereof, the requirements of this
                           Section 2.06(b)(2) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Notes. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this

                           Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.06(h) hereof.

                  (3) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(2) above and the Registrar receives the following:

                           (A) if the transferee will take delivery in the form
                  of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof; and

                           (B) if the transferee will take delivery in the form
                  of a beneficial interest in the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof.

                  (4) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global
         Note if the exchange or transfer complies with the requirements of
         Section 2.06(b)(2) above and:

                           (A) such exchange or transfer is effected pursuant to
                  the Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or
                  (iii) a Person who is an affiliate (as defined in Rule 144) of the Company;

                           (B) such transfer is effected pursuant to the Shelf
                  Registration Statement in accordance with the Registration Rights Agreement;

                           (C) such transfer is effected by a Broker-Dealer
                  pursuant to the Exchange Registration Statement in accordance with the Registration Rights Agreement; or

                           (D) the Registrar receives the following:

                                    (i)      if the holder of such beneficial
                           interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

                                    (ii)     if the holder of such beneficial
                           interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

                  and, in each such case set forth in this subparagraph (D), if the Company so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

         If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above.

         Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

         (c) Transfer or Exchange of Beneficial Interests for Definitive Notes.

                  (1) Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

                           (A) if the holder of such beneficial interest in a
                  Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (2)(a) thereof;

                           (B) if such beneficial interest is being transferred
                  to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

                           (C) if such beneficial interest is being transferred
                  to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

                           (D) if such beneficial interest is being transferred
                  pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

                           (E) if such beneficial interest is being transferred
                  to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

                           (F) if such beneficial interest is being transferred
                  to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

                           (G) if such beneficial interest is being transferred
                  pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(1) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

                  (2) Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:

                           (A) such exchange or transfer is effected pursuant to
                  the Exchange Offer in accordance with the Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or
                  (iii) a Person who is an affiliate (as defined in Rule 144) of the Company;

                           (B) such transfer is effected pursuant to the Shelf
                  Registration Statement in accordance with the Registration Rights Agreement;

                           (C) such transfer is effected by a Broker-Dealer
                  pursuant to the Exchange Registration Statement in accordance with the Registration Rights Agreement; or

                           (D) the Registrar receives the following:

                                    (i)      if the holder of such beneficial
                           interest in a Restricted Global Note proposes to exchange such beneficial interest for a Definitive Note that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

                                    (ii)     if the holder of such beneficial
                           interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a Definitive Note that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

                  and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the

                  Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                  (3) Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(2) hereof, the Trustee will cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Company will execute and the Trustee will authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(3) will be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest requests through instructions to the Registrar from or through the Depositary and the Participant or Indirect Participant. The Trustee will deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(3) will not bear the Private Placement Legend.

         (d) Transfer and Exchange of Definitive Notes for Beneficial Interests.

                  (1) Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

                           (A) if the Holder of such Restricted Definitive Note
                  proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item
                  (2)(b) thereof;

                           (B) if such Restricted Definitive Note is being
                  transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

                           (C) if such Restricted Definitive Note is being
                  transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

                           (D) if such Restricted Definitive Note is being
                  transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

                           (E) if such Restricted Definitive Note is being
                  transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs
                  (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

                           (F) if such Restricted Definitive Note is being
                  transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

                           (G) if such Restricted Definitive Note is being
                  transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee will cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (A) above, the appropriate Restricted Global Note, in the case of clause (B) above, the 144A Global Note, and in the case of clause (C) above, the Regulation S Global Note.

         (2) Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

                           (A) such exchange or transfer is effected pursuant to
                  the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Company;

                           (B) such transfer is effected pursuant to the Shelf
                  Registration Statement in accordance with the Registration Rights Agreement;

                           (C) such transfer is effected by a Broker-Dealer
                  pursuant to the Exchange Registration Statement in accordance with the Registration Rights Agreement; or

                           (D) the Registrar receives the following:

                                    (i)      if the Holder of such Definitive
                           Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(c) thereof; or

                                    (ii)     if the Holder of such Definitive
                           Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

         and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                  Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(2), the Trustee will cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

                  (3) Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee will cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

                  If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (2)(B),
         (2)(D) or (3) above at a time when an Unrestricted Global Note has not yet been issued, the Company will issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee will authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

         (e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder's compliance with the provisions of this Section 2.06(e), the Registrar will register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder must provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).

                  (1) Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

                           (A) if the transfer will be made pursuant to Rule
                  144A under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

                           (B) if the transfer will be made pursuant to Rule 903
                  or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

                           (C) if the transfer will be made pursuant to any
                  other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

                  (2) Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

                           (A) such exchange or transfer is effected pursuant to
                  the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a broker-dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Company;

                           (B) any such transfer is effected pursuant to the
                  Shelf Registration Statement in accordance with the Registration Rights Agreement;

                           (C) any such transfer is effected by a Broker-Dealer
                  pursuant to the Exchange Registration Statement in accordance with the Registration Rights Agreement; or

                           (D) the Registrar receives the following:

                                    (i)      if the Holder of such Restricted
                           Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

                                    (ii)     if the Holder of such Restricted
                           Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

                  and, in each such case set forth in this subparagraph (D), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                  (3) Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

         (f) Exchange Offer. Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Company will issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee will authenticate:

                  (1) one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes tendered into the Exchange Offer by Persons that certify in the applicable Letters of Transmittal that (A) they are not Broker-Dealers, (B) they are not participating in a distribution of the Exchange Notes and (C) they are not affiliates (as defined in Rule 144) of the Company; and

                  (2) Unrestricted Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes accepted for exchange in the Exchange Offer.

         Concurrently with the issuance of such Notes, the Trustee will cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Company will execute and the Trustee will authenticate and deliver to the Persons designated by the Holders of Definitive Notes so accepted Unrestricted Definitive Notes in the appropriate principal amount.

         (g) Legends. The following legends will appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.

                  (1) Private Placement Legend.

                           (A) Except as permitted by subparagraph (B) below,
                  each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

"THE NOTES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT") AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A) (1) TO A PERSON THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (4) TO AN INSTITUTIONAL ACCREDITED INVESTOR IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR
(5) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND
(B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS."

                           (B) Notwithstanding the foregoing, any Global Note or
                  Definitive Note issued pursuant to subparagraphs (b)(4),
                  (c)(2), (c)(3), (d)(2), (d)(3), (e)(2), (e)(3) or (f) of this
                  Section 2.06 (and all Notes issued in exchange therefor or substitution thereof) will not bear the Private Placement Legend.

                  (2) Global Note Legend. Each Global Note will bear a legend in substantially the following form:

"THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.06 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION
2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN."

                  (3) Original Issue Discount Legend. Each Note will bear a legend in substantially the following form:

"THIS SECURITY IS ISSUED WITH ORIGINAL ISSUE DISCOUNT UNDER SECTIONS 1272, 1273, AND 1275 OF THE UNITED STATES INTERNAL REVENUE CODE OF 1986, AS AMENDED, AND IS SUBJECT TO THE RULES FOR DEBT INSTRUMENTS WITH CONTINGENT PAYMENTS UNDER UNITED STATES TREASURY REGULATION SECTION 1.1275-4(b). FOR INFORMATION REGARDING THE ISSUE PRICE, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT, THE ISSUE DATE, THE YIELD TO MATURITY, THE COMPARABLE YIELD AND PROJECTED PAYMENT SCHEDULE FOR THIS SECURITY, YOU SHOULD submit a written request for it to the Company at THE FOLLOWING
ADDRESS: MOBIFON HOLDINGS B.V., C/O CLEARWAVE N.V., WORLD TRADE CENTER, STRAWINSKYLAAN 707, 1077 XX AMSTERDAM, THE NETHERLANDS, ATTENTION: MANAGING DIRECTOR."

         (h) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note will be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note will be reduced accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note will be increased accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

         (i) General Provisions Relating to Transfers and Exchanges.

                  (1) To permit registrations of transfers and exchanges, the Company will execute and the Trustee will authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.02 or at the Registrar's request.

                  (2) No service charge will be made to a Holder of a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 3.09, 4.10, 4.15 and 9.05 hereof).

                  (3) The Registrar will not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

                  (4) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes will be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

                  (5) The Company will not be required:

                           (A) to issue, to register the transfer of or to
                  exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection;

                           (B) to register the transfer of or to exchange any
                  Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or

                           (C) to register the transfer of or to exchange a Note
                  between a record date and the next succeeding interest payment date.

                  (6) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of, and interest and any premium or Additional Interest, on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

                  (7) The Trustee will authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.

                  (8) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

Section 2.07 Replacement Notes.

         If any mutilated Note is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Company will issue and the Trustee, upon receipt of an Authentication Order, will authenticate a replacement Note if the Trustee's requirements are met. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Company may charge for its expenses in replacing a Note.

         Every replacement Note is an additional obligation of the Company and will be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.08 Outstanding Notes.

         The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding. Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding if the Company or an Affiliate of the Company holds the Note; however, Notes held by the Company or a Subsidiary of the Company shall not be deemed to be outstanding for purposes of Section 3.07(a) hereof.

         If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser.

         If the principal amount of any Note is considered paid under Section
4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.

         If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes will be deemed to be no longer outstanding and will cease to accrue interest.

Section 2.09 Treasury Notes.

         In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, will be considered as though not outstanding, except that for the purposes of determining whether the Trustee will be protected in relying on any such direction, waiver or consent, only Notes that the Trustee knows are so owned will be so disregarded.

Section 2.10 Temporary Notes.

         Until certificates representing Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, will authenticate temporary Notes. Temporary Notes will be substantially in the form of certificated Notes but may have variations that the Company considers appropriate for temporary Notes and as may be reasonably acceptable to the Trustee. Without unreasonable delay, the Company will prepare and the Trustee will authenticate definitive Notes in exchange for temporary Notes.

         Holders of temporary Notes will be entitled to all of the benefits of this Indenture.

Section 2.11 Cancellation.

         The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent will forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else will cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and will destroy canceled Notes (subject to the record retention requirement of the Exchange
Act). Certification of the destruction of all canceled Notes will be delivered to the Company. The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.12 Defaulted Interest.

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

         If the Company defaults in a payment of interest on the Notes, it will pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Company will notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company will fix or cause to be fixed each such special record date and payment date, provided that no such special record date may be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) will mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

                                   ARTICLE 3.
                            REDEMPTION AND PREPAYMENT

Section 3.01 Notices to Trustee.

         If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it must furnish to the Trustee, at least 30 days (unless a shorter notice is satisfactory to the Trustee in its sole discretion) but not more than 60 days before a redemption date, an Officers' Certificate setting forth:

                  (1) the clause of this Indenture pursuant to which the redemption shall occur;

                  (2) the redemption date;

                  (3) the principal amount of Notes to be redeemed; and

                  (4) the redemption price.

Section 3.02 Selection of Notes to Be Redeemed or Purchased.

         If less than all of the Notes are to be redeemed or purchased in an offer to purchase at any time, the Trustee will select Notes for redemption or purchase as follows:

                  (1) if the Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Notes are listed; or

                  (2) if the Notes are not listed on any national securities exchange, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate.

         In the event of partial redemption or purchase by lot, the particular Notes to be redeemed or purchased will be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption or purchase date by the Trustee from the outstanding Notes not previously called for redemption or purchase.

         The Trustee will promptly notify the Company in writing of the Notes selected for redemption or purchase and, in the case of any Note selected for partial redemption or purchase, the principal amount thereof to be redeemed or purchase. No Notes of $1,000 or less will be redeemed or purchased in part; except that if all of the Notes of a Holder are to be redeemed or purchased, the entire outstanding amount of Notes held by such Holder, even if less than $1,000, shall be redeemed or purchased. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption or purchase also apply to portions of Notes called for redemption or purchase.

Section 3.03 Notice of Redemption or Purchase.

         Subject to the provisions of Section 3.09 hereof, at least 30 days but not more than 60 days before a redemption date, the Company will mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of this Indenture pursuant to Articles 8 or 11 of this Indenture.

         The notice will identify the Notes to be redeemed and will state:

                  (1) the redemption date;

                  (2) the redemption price;

                  (3) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued upon cancellation of the original Note;

                  (4) the name and address of the Paying Agent;

                  (5) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

                  (6) that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;

                  (7) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and

                  (8) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.

         At the Company's request, the Trustee will give the notice of redemption in the Company's name and at its expense; provided, however, that the Company has delivered to the Trustee, at least 45 days (unless a shorter notice is satisfactory to the Trustee in its sole discretion) prior to the redemption date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.

         Notice of redemption will be published in the Luxemburger Wort or another leading newspaper of general circulation in Luxembourg for so long as the Notes are listed on the Luxembourg Stock Exchange.

         In connection with any redemption, so long as the Notes are listed on the Luxembourg Stock Exchange, the Company will notify the Luxembourg Stock Exchange of any change in the principal amount of Notes outstanding.

         Each reference to redemption in this Section 3.03 shall be deemed to also refer to purchase.

Section 3.04 Effect of Notice of Redemption or Purchase.

         Once notice of redemption or purchase is mailed in accordance with
Section 3.03 hereof, Notes called for redemption or purchase become irrevocably due and payable on the date specified for redemption or purchase at the redemption or purchase price. A notice of redemption may not be conditional.

Section 3.05 Deposit of Redemption or Purchase Price.

         On or before the redemption or purchase price date, the Company will deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption or purchase price of and accrued interest and Additional Interest, if any, on all Notes to be redeemed or purchased on that date. The Trustee or the Paying Agent will promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption or purchase price of, and accrued interest and Additional Interest, if any, on, all Notes to be redeemed or purchased.

         If the Company complies with the provisions of the preceding paragraph, on and after the redemption or purchase date, interest will cease to accrue on the Notes or the portions of Notes called for redemption or purchase. If a Note is redeemed or purchased on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption or purchase is not so paid upon surrender for redemption or purchase because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption or purchase date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.01 hereof.

Section 3.06 Notes Redeemed or Purchased in Part.

         Upon surrender of a Note that is redeemed or purchased in part, the Company will issue and, upon receipt of an Authentication Order, the Trustee will authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed or unpurchased portion of the Note surrendered.

Section 3.07 Optional Redemption.

         (a) At any time prior to July 31, 2006, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of the Notes at a redemption price of 112.50% of the principal amount, plus accrued and unpaid interest and Additional Interest, if any, to the redemption date, with the net cash proceeds of (1) one or more Equity Offerings by the Company or (2) a contribution to the Company' common equity capital or a loan to the Company that is permitted under Section 4.09(b)(4), in either case made with the net cash proceeds of a concurrent Equity Offering of common stock of a Person of which the Company is a Subsidiary; provided that:

                  (1) at least 65% of the aggregate principal amount of Notes issued under this Indenture remains outstanding immediately after the occurrence of such redemption (excluding Notes held by the Company and its Subsidiaries); and

                  (2) the redemption must occur within 45 days of the date of the closing of such Equity Offering.

         (b) Except pursuant to the preceding paragraph and pursuant to Section 3.07(d) the Notes are not redeemable at the Company's option prior to July 31, 2007.

         (c) On and after July 31, 2007, at any time and from time to time, the Company may redeem all or a part of the Notes upon not less than 30 nor more than 60 days notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Additional Interest, if any, on the Notes redeemed, to the applicable redemption date, if redeemed during the twelve-month period beginning on July 31 of the years indicated below, subject to the rights of Holders on the relevant record date to receive interest on the relevant interest payment date:

Year                                                                                  Percentage
----                                                                                  ----------
2007.............................................................................      106.250%
2008.............................................................................      103.125%
2009 and thereafter..............................................................      100.000%

         (d) In the event (1) the Company becomes, or would become, on the next date on which any amount would be payable under or with respect to the Notes, obligated to pay any Additional Amounts as a result of a change in the national or international laws or regulations of any Relevant Taxing Jurisdiction, or a change in any official position regarding the application or interpretation thereof (including the decision of any court, governmental agency or tribunal), which is publicly announced or becomes effective on or after the date of the Offering Circular, and if the Company cannot avoid such obligation by taking reasonable measures available to it, or (2) as a result of a change in (a) the national or international laws or regulations of any Relevant Taxing Jurisdiction or any Romanian federal, provincial, territorial or other Romanian government or any authority or agency of or in Romania having the power to tax or (b) an income tax treaty between Romania and any Relevant Taxing Jurisdiction or, in the case of either (a) or (b) above, a change in any official position regarding the application or interpretation thereof (including the decision of any court, governmental agency or tribunal), which is publicly announced or becomes effective on or after the date of the Offering Circular, MobiFon becomes obligated to make withholding Tax payments or deductions for or on account of any Taxes on any dividends, stock repurchases or other similar distributions payable to the Company, the Notes may be redeemed at the option of the Company. Upon the occurrence of any such change, the Company may, at any time, redeem all, but not part, of the Notes at a price equal to 100% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, to the redemption date. Prior to any such redemption pursuant to the foregoing, the Company will deliver to the Trustee an opinion of an independent tax counsel to the effect that a change referred to above exists. The Trustee will accept such opinion as sufficient existence of the satisfaction of the conditions precedent described above, in which event it will become conclusive and binding on the Holders of Notes.

         (e) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Section 3.01 through 3.06 hereof.

Section 3.08 Mandatory Redemption.

         The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

Section 3.09 Offer to Purchase by Application of Excess Proceeds or MobiFon Proceeds.

         In the event that, pursuant to Section 4.10 hereof, the Company is required to commence an offer to all Holders to purchase Notes (an "Asset Sale Offer"), it will follow the procedures specified below.

         The Asset Sale Offer shall be made to all Holders and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in this Indenture with respect to offers to purchase or redeem with the proceeds of sales and assets. The Asset Sale Offer will remain open for a period of at least 20 Business Days following its commencement and not more than 30 Business Days, except to the extent that a longer period is required by applicable law (the "Offer Period"). No later than three Business Days after the termination of the Offer Period (the "Purchase Date"), the Company will apply all Excess Proceeds or MobiFon Proceeds, as the case may be (the "Offer Amount"), to the purchase of Notes and such other pari passu Indebtedness (on a pro rata basis, if applicable) or, if less than the Offer Amount has been tendered, all Notes and other Indebtedness tendered in response to the Asset Sale Offer. Payment for any Notes so purchased will be made in the same manner as interest payments are made.

         If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest, and Additional Interest, if any, will be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest will be payable to Holders who tender Notes pursuant to the Asset Sale Offer.

         Upon the commencement of an Asset Sale Offer, the Company will send, by first class mail, a notice to the Trustee and each of the Holders, with a copy to the Trustee. The notice will contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The notice, which will govern the terms of the Asset Sale Offer, will state:

                  (1) that the Asset Sale Offer is being made pursuant to this
         Section 3.09 and Section 4.10 hereof and the length of time the Asset Sale Offer will remain open;

                  (2) the Offer Amount, the purchase price and the Purchase
         Date;

                  (3) that any Note not tendered or accepted for payment will continue to accrue interest;

                  (4) that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer will cease to accrue interest after the Purchase Date;

                  (5) that Holders electing to have a Note purchased pursuant to an Asset Sale Offer may elect to have Notes purchased in integral multiples of $1,000 only;

                  (6) that Holders electing to have a Note purchased pursuant to any Asset Sale Offer will be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, or transfer by book-entry transfer, to the Company, a depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;

                  (7) that Holders will be entitled to withdraw their election if the Company, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing its election to have such Note purchased;

                  (8) that, if the aggregate principal amount of Notes and other pari passu Indebtedness surrendered by Holders exceeds the Offer Amount, the Company will select the Notes other pari passu Indebtedness to be purchased on a pro rata basis based on the principal amount of Notes and such other pari passu Indebtedness surrendered (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000, or integral multiples thereof, will be purchased); and

                  (9) that Holders whose Notes were purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).

         On or before the Purchase Date, the Company will, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Notes tendered, and will deliver to the Trustee an Officers' Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.09. The Company, the Depositary or the Paying Agent, as the case may be, will promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Company for purchase, and the Company will promptly issue a new Note, and the Trustee, upon written request from the Company will authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company will publicly announce the results of the Asset Sale Offer on the Purchase Date.

         The Company shall comply with requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of Sections 3.09 or 4.10 of this Indenture, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under those Sections by virtue of such conflict.

         Other than as specifically provided in this Section 3.09, any purchase pursuant to this Section 3.09 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof. to the extent applicable

                                   ARTICLE 4.
                                    COVENANTS

Section 4.01 Payment of Notes.

         The Company will pay or cause to be paid the principal of, premium, if any, and interest and Additional Interest, if any, on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest and Additional Interest, if any will be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due. If the Company or any Subsidiary thereof or any Affiliate of any of them, acts as Paying Agent, any installment of principal, premium, if any, and interest and Additional Interest, if any, shall be considered paid on the due date if the entity acting as Paying Agent complies with the last sentence of Section 2.04 hereof. The Company will pay all Additional Interest, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement.

         The Company will pay interest on overdue principal at the rate per annum specified on the Notes to the extent lawful; it will pay interest on overdue installments of interest and Additional Interest (without regard to any applicable grace period) at the same rate to the extent lawful.

Section 4.02 Maintenance of Office or Agency.

         The Company will maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company fails to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

         The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission will in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

         The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.03 hereof.

Section 4.03 Reports.

         (a) Whether or not required by the SEC's rules and regulations, so long as any Notes are outstanding, the Company will furnish to the Holders of Notes and, for so long as the Notes are listed on the Luxembourg Stock Exchange, to the Luxembourg Stock Exchange:

                  (1) within 140 days after the end of each fiscal year of the Company, annual reports on Form 20-F, or any successor form; provided that the financial statements and other financial information contained therein shall be prepared in accordance with GAAP;

                  (2) within 60 days after the end of each of the first three fiscal quarters of each fiscal year of the Company, reports on Form 6-K, or any successor form, attaching (a) unaudited consolidated financial statements for the Company for the period then ended (and the comparable period in the prior year), prepared in accordance with GAAP, and (b) the information relating to the Company described in Item 5 of Form 20-F, or any successor provision;

                  (3) promptly, from time to time, after the occurrence of any event required to be therein reported, other reports on Form 6-K, or any successor form; and

                  (4) promptly, from time to time, all other information that would be material to the Company's consolidated financial statements or results of operations (including, without limitation, that information described in Items 1 through 9 of Form 8-K as in effect on the date of this Indenture); provided, that such information may be provided in a report on Form 6-K.

         All such reports will be prepared in all material respects in accordance with all of the rules and regulations applicable to such reports and will report the amount of dividends and other distributions received by the Company from MobiFon during the periods included in such reports. Each annual report on Form 20-F will include a report on the Company's consolidated financial statements by the Company's certified independent accountants. In addition, the Company will file a copy of each of the reports referred to in clauses (1) through (4) above with the SEC for public availability within the time periods specified in the rules and regulations applicable to such reports (unless the SEC will not accept such a filing) and make such information available to securities analysts and prospective investors upon request.

         If, at any time after consummation of the Exchange Offer contemplated by the Registration Rights Agreement, the Company is no longer subject to the periodic reporting requirements of the Exchange Act for any reason, the Company will nevertheless continue filing the reports specified in the preceding paragraph with the SEC within the time periods specified above unless the SEC will not accept such a filing. The Company shall not take any action for the purpose of causing the SEC not to accept any such filings. If, notwithstanding the foregoing, the SEC will not accept the Company's filings for any reason, the Company will post the reports referred to in the preceding paragraph on its website within the time periods that would apply if the Company were required to file those reports with the SEC.

         (b) For so long as any Notes remain outstanding, at any time the Company is not required to file the reports required by the preceding paragraphs with the SEC, the Company will furnish to the Holders of Notes and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Section 4.04 Compliance Certificate.

         (a) The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, the Depositary Agreement and the Collateral Agreement, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture, the Depositary Agreement and the Collateral Agreement and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture, the Depositary Agreement or the Collateral Agreement (or, if a Default or Event of Default has occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

         (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.03(a) above shall be accompanied by a written statement of the Company's certified independent accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Article 4 or Article 5 hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

         (c) So long as any of the Notes are outstanding, the Company will deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

Section 4.05 Taxes.

         The Company will pay, and will cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of Notes.

Section 4.06 Stay, Extension and Usury Laws.

         The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.07 Restricted Payments.

         (a) The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly:

                  (1) declare or pay any dividend or make any other payment or distribution on account of the Company's or any of its Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Subsidiaries) or to the direct or indirect holders of the Company's or any of its Subsidiaries' Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company or to the Company or a Subsidiary of the Company);

                  (2) purchase, redeem or otherwise acquire or retire for value (including without limitation, in connection with any merger or consolidation involving the Company) any Equity Interests of the Company or any Person of which the Company is a Subsidiary;

                  (3) make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness of the Company that is contractually subordinated to the Notes, except a payment of interest or principal at the Stated Maturity thereof or with Equity Interests of the Company other than Disqualified Stock; or

                  (4) make any Restricted Investment,

(all such payments and other actions set forth in these clauses (1) through (4) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:

                  (1) all interest and Additional Interest, if any, on the Notes then due has been paid in full; and

                  (2) no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment; and

                  (3) the aggregate amount of funds then on deposit in the Debt Service Reserve Account equals or exceeds the Minimum Debt Service Balance; and

                  (4) the Senior Debt Service Coverage Ratio of MobiFon would have been at least 1.9 to 1 at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the Company's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of such Restricted Payment; and

                  (5) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company or any of its Subsidiaries after the date of this Indenture (excluding Restricted Payments permitted by clauses (1), (2), (3), (4) and (5) of Section 4.07(b) of this Indenture), is less than the difference between:

                           (A) the sum, without duplication, of:

                                    (i) 50% of the Operating Cash Flow of the
                           Company for the period from the date of this Indenture to the time of such Restricted Payment; plus

                                    (ii) 100% of the aggregate net cash proceeds
                           received by the Company since the date of this Indenture as a contribution to its common equity capital or from the issue or sale of Equity Interests of the Company (other than Disqualified Stock) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of the Company that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Subsidiary of the Company) to the extent that such net cash proceeds have not been used to redeem Notes pursuant to
                           Section 3.07(a); plus

                                    (iii) the aggregate amount of all Eligible
                           MobiFon Proceeds; plus

                                    (iv) the aggregate amount of all Eligible
                           Excess Cash; and

                           (B) the aggregate amount of all interest and Additional Interest, if any, that will become due on the next succeeding interest payment date to the extent not included in the calculation of Operating Cash Flow.

         (b) The provisions of Section 4.07(a) will not prohibit:

                  (1) the payment of any dividend or the making of any return of capital or other similar distribution (or, in the case of any partnership or limited liability company, any similar distribution) by a Subsidiary of the Company to the holders of its Equity Interests on a pro rata basis;

                  (2) the repurchase of Equity Interests deemed to occur upon the exercise of stock options to the extent such Equity Interests represent a portion of the exercise price of those stock options;

                  (3) the Permitted Payment to Parent;

                  (4) so long as no Default has occurred and is continuing or would be caused thereby, the making of any Restricted Payment that, when taken together with all other Restricted Payments made pursuant to this clause (4), does not exceed the aggregate amount of Cash Flow from Acquired MobiFon Equity received by the Company since the date of this Indenture;

                  (5) so long as no Default has occurred and is continuing or would be caused thereby, the making of any Restricted Payment in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of, Equity Interests of the Company (other than Disqualified Stock) or from the substantially concurrent contribution of common equity capital to the Company; provided that the amount of any such net cash proceeds that are used for any such Restricted Payment will be excluded from clause
         (5)(A)(ii) of the preceding paragraph;

                  (6) so long as no Default has occurred and is continuing or would be caused thereby, the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of any Person of which the Company is a Subsidiary held by any current or former officer, director or employee of any Person of which the Company is a Subsidiary or any of its Subsidiaries pursuant to any equity subscription agreement, stock option agreement, shareholders' agreement or similar agreement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed $500,000 in any twelve-month period; and

                  (7) the repurchase, redemption or other acquisition for value of Capital Stock of the Company to the extent necessary to prevent the loss or secure the renewal or reinstatement of a license or franchise held by the Company or any of its Subsidiaries from any governmental agency.

         The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Company or such Subsidiary, as the case may be, pursuant to the Restricted Payment. The Fair Market Value of any assets or securities that are required to be valued by this
Section 4.07 will be determined by the Board whose resolution with respect thereto shall be delivered to the Trustee. The Board's determination must be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if the Fair Market Value exceeds $10.0 million. Not later than the date of making any Restricted Payment, the Company will deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 4.07 were computed, together with a copy of any fairness opinion or appraisal required by this Indenture.

Section 4.08 Dividend and Other Payment Restrictions Affecting Subsidiaries.

         (a) The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Subsidiary to:

                  (1) pay dividends or make any other distributions on its Capital Stock to the Company or any of its Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to the Company or any of its Subsidiaries;

                  (2) make loans or advances to the Company or any of its Subsidiaries; or

                  (3) transfer any of its properties or assets to the Company or any of its Subsidiaries.

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

         (b) The restrictions in Section 4.08(a) will not apply to encumbrances or restrictions existing under or by reason of:

                  (1) agreements governing Indebtedness outstanding on the date of this Indenture and Credit Facilities as in effect on the date of this Indenture and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of those agreements; provided that the amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement, refinancings or agreements are no more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the date of this Indenture;

                  (2) this Indenture and the Notes;

                  (3) applicable law, rule, regulation or order;

                  (4) any encumbrance or restriction contained in an agreement with respect to any Indebtedness, including Acquired Debt, permitted to be incurred subsequent to the date of this Indenture pursuant to
         Section 4.09 hereof; provided that such encumbrance or restriction is ordinary and customary with respect to the type of Indebtedness being incurred (under the relevant circumstances) and, in any event, not materially more restrictive on the ability of the applicable Subsidiary to make the dividends, distributions, loans, advances or transfers referred to above than the most restrictive encumbrance or restriction contained in any agreement with respect to Indebtedness in effect on the date of this Indenture;

                  (5) customary non-assignment provisions in contracts and licenses entered into in the ordinary course of business and consistent with past practices;

                  (6) purchase money obligations for property acquired in the ordinary course of business and Capital Lease Obligations that impose restrictions on the property purchased or leased of the nature described in clause (3) of Section 4.08(a);

                  (7) any agreement for the sale or other disposition of a Subsidiary that restricts distributions by that Subsidiary pending the sale or other disposition;

                  (8) Permitted Refinancing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

                  (9) Liens securing Indebtedness otherwise permitted to be incurred under the provisions of Section 4.12 that limit the right of the debtor to dispose of the assets subject to such Liens;

                  (10) provisions limiting or prohibiting the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, sale-leaseback agreements, stock sale agreements and other similar agreements entered into with the approval of the Company's Board, which limitation or prohibition is applicable only to the assets that are the subject of such agreements; and

                  (11) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business.

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Section 4.09 Incurrence of Indebtedness and Issuance of Preferred Stock.

         (a) The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt), and the Company will not issue any Disqualified Stock and will not permit any of its Subsidiaries to issue any shares of preferred stock, except as set forth in
Section 4.09(b).

         (b) The provisions of Section 4.09(a) will not prohibit the incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt"):

                  (1) the incurrence by MobiFon and any of its Subsidiaries of Indebtedness in an aggregate principal amount at any one time outstanding under this clause (1) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of MobiFon and its Subsidiaries thereunder), not to exceed the lesser of:

                           (A) $360.0 million, less the aggregate amount of all
                  Net Proceeds of Asset Sales applied by MobiFon or any of its Subsidiaries since the date of this Indenture to repay any term Indebtedness under a Credit Facility or to repay any revolving credit Indebtedness under a Credit Facility and effect a corresponding commitment reduction thereunder pursuant to Section 4.10; and

                           (B) the product of two times MobiFon's EBITDA for
                  MobiFon's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such Indebtedness is incurred, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the Indebtedness had been incurred at the beginning of such four-quarter period;

                  (2) the incurrence by the Company of Indebtedness represented by the Notes to be issued on the date of this Indenture and represented by the Exchange Notes to be issued pursuant to the Registration Rights Agreement;

                  (3) the incurrence by the Company of Qualified Intercompany Indebtedness under the Parent Note in an aggregate principal amount at any time outstanding, after the Permitted Payment to Parent (which shall occur no later than June 30, 2003), not to exceed $457.1 million;

                  (4) the incurrence by the Company of Qualified Intercompany Indebtedness to a Person of which the Company is a Subsidiary the net proceeds of which are used by the Company to repurchase Notes pursuant
         Section 3.07(a);

                  (5) the incurrence by the Company of Qualified Intercompany Indebtedness to a Person of which the Company is a Subsidiary in exchange for Equity Interests in MobiFon in an aggregate principal amount that, as of the date of incurrence, does not exceed the Fair Market Value of such Equity Interests of MobiFon on such date;

                  (6) the incurrence by MobiFon or any of its Subsidiaries of Indebtedness represented by Capital Lease Obligations or Attributable Debt, or incurred to finance the cost (including the cost of design, development, construction, improvement, installation or integration and all import duties) of telecommunications network assets, equipment or inventory acquired by the Company or any Subsidiary in the ordinary course of business, in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (6), not to exceed $15.0 million at any time outstanding;

                  (7) the incurrence by the Company or any of its Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness that was permitted by this Indenture to be incurred under clauses (1),
         (2) and (6) of this Section 4.09(b);

                  (8) any Indebtedness of MobiFon to the Government of Romania or any governmental authority arising in connection with deferred payment arrangements in respect of (a) the acquisition of the UMTS License, (b) GSM spectrum fees or other GSM-related compensation or (c) any other obligations necessary to prevent the loss or secure the renewal or reinstatement of a license or franchise held by the Company or any of its Subsidiaries from any governmental agency;

                  (9) the incurrence by MobiFon or any of its Subsidiaries of intercompany Indebtedness between or among MobiFon and any of its Subsidiaries or Indebtedness incurred by MobiFon to the Company; provided, however, that:

                           (A) any subsequent issuance or transfer of Equity
                  Interests that results in any such Indebtedness being held by a Person other than the Company or a Subsidiary of the Company; and

                           (B) any sale or other transfer of any such
                  Indebtedness to a Person that is not either the Company or a Subsidiary of the Company;

         will be deemed, in each case, to constitute an incurrence of such Indebtedness by MobiFon or such Subsidiary, as the case may be, that was not permitted by this clause (9);

                  (10) the issuance by MobiFon to the Company or any of MobiFon's Subsidiaries to MobiFon or any of its other Subsidiaries of shares of preferred stock; provided, however, that:

                           (A) any subsequent issuance or transfer of Equity
                  Interests that results in any such preferred stock being held by a Person other than the Company or a Subsidiary of the Company; and

                           (B) any sale or other transfer of any such preferred
                  stock to a Person that is not either the Company or a Subsidiary of the Company;

         will be deemed, in each case, to constitute an issuance of such preferred stock by such Subsidiary that was not permitted by this clause (10);

                  (11) the incurrence by MobiFon or any of the Subsidiaries of Indebtedness in respect of workers' compensation claims, self-insurance obligations, bankers' acceptances, performance and surety bonds in the ordinary course of business; and

                  (12) the incurrence by the Company or any of its Subsidiaries of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds, so long as such Indebtedness is covered within five business days.

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

         The Company will not incur any Indebtedness (including Permitted Debt) that is contractually subordinated in right of payment to any other Indebtedness of the Company unless such Indebtedness is also contractually subordinated in right of payment to the Notes on substantially identical terms; provided, however, that no Indebtedness will be deemed to be contractually subordinated in right of payment to any other Indebtedness of the Company solely by virtue of being unsecured or by virtue of being secured on a first or junior Lien basis.

         The Company will not incur any Indebtedness (including Permitted Debt) to any Affiliate of the Company unless such Indebtedness is Qualified Intercompany Indebtedness.

         For purposes of determining compliance with this Section 4.09, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (12) above, the Company will be permitted to classify and reclassify such item of Indebtedness from time to time in any manner that complies with this Section
4.09. Indebtedness of MobiFon outstanding on the date on which Notes are first issued and authenticated under this Indenture will be deemed to have been incurred on such date in reliance on the exception provided by clause (1) of the definition of Permitted Debt in this Section 4.09. The accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock, will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this
Section 4.09. Notwithstanding any other provision of this Section 4.09, the maximum amount of Indebtedness that the Company or any Subsidiary may incur pursuant to this Section 4.09 shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values.

Section 4.10 Asset Sales.

         (a) The Company will not consummate an Asset Sale (including a Sale of MobiFon Equity) unless:

                  (1) such Asset Sale complies with Section 4.17 of this Indenture;

                  (2) the Company receives consideration at the time of the Asset Sale at least equal to the Fair Market Value of the Equity Interests sold or otherwise disposed of;

                  (3) the Fair Market Value is determined by the Company's Board and evidenced by a resolution of the Board set forth in an Officers' Certificate delivered to the Trustee; and

                  (4) the consideration received in the Asset Sale by the Company is in the form of cash or Cash Equivalents. For purposes of this provision, "cash" will include:

                           (A) any securities, notes or other obligations
                  received by the Company from such transferee that are contemporaneously, subject to ordinary settlement periods, converted by the Company into cash, to the extent of the cash received in that conversion; and

                           (B) Notes delivered to the Company and redelivered by
                  the Company to the Trustee for cancellation.

         When the aggregate amount of Net Proceeds received from one or more Sales of MobiFon Equity ("MobiFon Proceeds") exceeds $3.5 million, the Company will make an Asset Sale Offer to all Holders of Notes and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in this Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets in accordance with Section 3.09 hereof to purchase the maximum principal amount of Notes and such other pari passu Indebtedness that may be purchased out of the MobiFon Proceeds. The offer price in such Asset Sale Offer will be equal to 100% of principal amount plus accrued and unpaid interest and Additional Interest, if any, to the date of purchase, and will be payable in cash. If any MobiFon Proceeds remain after consummation of an Asset Sale Offer, the Company and its Subsidiaries may use such amounts ("Eligible MobiFon Proceeds") for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Notes and other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of MobiFon Proceeds, the Trustee shall select the Notes and such other pari passu Indebtedness to be purchased on a pro rata basis. Upon completion of any such Asset Sale Offer, the amount of MobiFon Proceeds shall be reset at zero.

         (b) The Company will not permit any of its Subsidiaries to consummate an Asset Sale unless:

                  (1) such Asset Sale complies with Section 4.17 of this Indenture;

                  (2) the Subsidiary receives consideration at the time of the Asset Sale at least equal to the Fair Market Value of the assets or Equity Interests issued or sold or otherwise disposed of;

                  (3) the Fair Market Value is determined by the Company's Board and evidenced by a resolution of the Board set forth in an Officers' Certificate delivered to the Trustee; and

                  (4) at least 75% of the consideration received in the Asset Sale by such Subsidiary is in the form of cash or Cash Equivalents. For purposes of this provision, each of the following will be deemed to be cash:

                           (A) any liabilities, as shown on the Company's most
                  recent consolidated balance sheet, of the Company or any Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes) that are assumed by the transferee of any such assets pursuant to an agreement that releases the Company or such Subsidiary from further liability;

                           (B) any securities, notes or other obligations
                  received by any such Subsidiary from such transferee that are converted by such Subsidiary into cash, to the extent of the cash received in that conversion, within 90 days after the date of receipt; and

                           (C) any stock or assets of the kind referred to in
                  clauses (2), (3) or (5) of the next paragraph of this Section 4.10.

         Within 360 days after the receipt of any Net Proceeds from an Asset Sale by MobiFon or one of its Subsidiaries, the Company or the applicable Subsidiary may apply those Net Proceeds:

                  (1) to the repayment of Indebtedness incurred pursuant to
         Section 4.09(b)(1) and, if the Indebtedness repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto;

                  (2) to the acquisition of any Capital Stock of MobiFon by the Company if the consideration paid in such acquisition does not exceed the Fair Market Value of the Capital Stock acquired;

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

                  (3) to the acquisition by MobiFon or a Subsidiary of MobiFon of all or substantially all of the assets of, or any Capital Stock of, another Permitted Business, if, after giving effect to any such acquisition of Capital Stock, the Permitted Business will be or become a Subsidiary of MobiFon;

                  (4) to the making of a Capital Expenditure by MobiFon or a Subsidiary of MobiFon or payments in respect of UMTS License Costs; or

                  (5) to the acquisition by MobiFon or a Subsidiary of MobiFon of other assets that are not classified as current assets under GAAP and that are used or useful in a Permitted Business.

Pending the final application of any such Net Proceeds, MobiFon or its Subsidiaries may temporarily reduce revolving credit borrowings or otherwise invest the Net Proceeds in any manner that is not prohibited by this Indenture.

         Any Net Proceeds from Asset Sales (other than a Sale of MobiFon Equity) that are not applied or invested as provided in the preceding paragraph will constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $10.0 million, the Company will make an Asset Sale Offer to all Holders of Notes and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in this Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets in accordance with Section 3.09 hereof to purchase the maximum principal amount of Notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in such Asset Sale Offer will be equal to 100% of principal amount plus accrued and unpaid interest and Additional Interest, if any, to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company and its Subsidiaries may use such Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of Notes and other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and such other pari passu Indebtedness to be purchased on a pro rata basis. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

         (c) The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of Sections 3.09 or 4.10 of this Indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under those provisions of this Indenture by virtue of such conflict.

Section 4.11 Transactions with Affiliates.

         (a) The Company will not, and will not permit any of its Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance, management fees or guarantee with, or for the benefit of, any Affiliate of the Company or MobiFon (each an "Affiliate Transaction"); provided that MobiFon may enter into normal commercial transactions in the ordinary course of business (it being understood that such transactions would not include entering into or making any Asset Sale, loan, advance, management fee, Permitted Corporate Expense or guarantee) with Affiliates of the Company or MobiFon that are customers or suppliers of MobiFon if:

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

                  (1) the Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Subsidiary than those that would have been obtained in a comparable transaction by the Company or such Subsidiary with an unrelated Person; and

                  (2) the Company delivers to the Trustee:

                           (A) with respect to any Affiliate Transaction or
                  series of related Affiliate Transactions involving aggregate consideration in excess of $3.0 million, a resolution of the Board set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with clause (1) of this
                  Section 4.11(a) and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Management Board of Parent and the Supervisory Board, if any, of Parent; and

                           (B) with respect to any Affiliate Transaction or
                  series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, an opinion as to the fairness to the Holders or such Subsidiary of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

         (b) The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of Section 4.11(a):

                  (1) any employment agreement, employee benefit plan, officer and director indemnification agreement or any similar arrangement entered into by the Company or any of its Subsidiaries in the ordinary course of business;

                  (2) transactions between or among the Company and/or its Subsidiaries;

                  (3) transactions with a Person that is an Affiliate of the Company solely because the Company owns, directly or through a Subsidiary, an Equity Interest in, or controls, such Person;

                  (4) payment of reasonable directors' fees to Persons who are not otherwise Affiliates of the Company;

                  (5) any issuance of Equity Interests (other than Disqualified Stock) of the Company to Affiliates of the Company or by MobiFon to Affiliates of MobiFon if otherwise permitted by this Indenture;

                  (6) Restricted Payments that do not violate Section 4.07 hereof;

                  (7) so long as no Default or Event of Default has occurred and is continuing or would be caused thereby, the payment of Permitted Corporate Expenses so long as the Senior Debt Service Coverage Ratio of MobiFon would have been at least 1.7 to 1 at the time of such payment;

                  (8) loans or advances to employees in the ordinary course of business not to exceed $2.0 million in the aggregate at any one time outstanding;

                  (9) loans by Affiliates that are investment banks, commercial banks or other institutional lenders, in each case which are nationally recognized in the United States or otherwise internationally recognized;

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

                  (10) payments made under the Technical Services Agreements not to exceed $3.5 million in the aggregate in any calendar year; and

                  (11) Interconnect and roaming agreements and portal charges on customary terms in the ordinary course of business.

Section 4.12 Liens.

         The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind on any asset now owned or hereafter acquired, except Permitted Liens.

Section 4.13 Business Activities.

         The Company will not permit any of its Subsidiaries to engage in any business other than Permitted Businesses, except to such extent as would not be material to the Company and its Subsidiaries taken as a whole.

Section 4.14 Corporate Existence.

         Subject to Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect:

                  (1) its corporate existence, and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Subsidiary; and

                  (2) the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries, if the Board shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of Notes.

Section 4.15 Offer to Repurchase Upon Change of Control.

         (a) Upon the occurrence of a Change of Control, the Company will make an offer (a "Change of Control Offer") to each Holder to repurchase all or any part (equal to $1,000 or an integral multiple of $1,000) of each Holder's Notes at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Additional Interest on the Notes repurchased, if any, to the date of purchase (the "Change of Control Payment"). Within 30 days following any Change of Control, the Company will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and stating:

                  (1) that the Change of Control Offer is being made pursuant to this Section 4.15 and that all Notes tendered will be accepted for payment;

                  (2) the purchase price and the purchase date, which shall be no later than 30 days and no later than 60 days from the date such notice is mailed (the "Change of Control Payment Date");

                  (3) that any Note not tendered will continue to accrue interest;

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

                  (4) that, unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest after the Change of Control Payment Date;

                  (5) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

                  (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have the Notes purchased; and

                  (7) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof.

         The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change in Control. To the extent that the provisions of any securities laws or regulations conflict with the provisions of Section 4.15 of this Indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.15 by virtue of such compliance.

         (b) On the Change of Control Payment Date, the Company will, to the extent lawful:

                  (1) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer;

                  (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

                  (3) deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company.

         The Paying Agent will promptly mail to each Holder of Notes properly tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each new Note will be in a principal amount of $1,000 or an integral multiple of $1,000. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date. Except as described above with respect to a Change of Control, this Indenture does not contain provisions that permit Holders of the Notes to require the Company to repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.

         (c) Notwithstanding anything to the contrary in this Section 4.15, the Company will not be required to make a Change of Control Offer upon a Change of Control if (1) a third party makes the

Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.15 and purchases all Notes validly tendered and not withdrawn under the Change of Control Offer; or (2) notice of redemption has been given pursuant to Section 3.07 of this Indenture, unless and until there is a default in payment of the applicable redemption price.

         (d) If and for so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of the exchange so require, the Company will publish notices relating to the Change of Control Offer in a leading newspaper of general circulation in Luxembourg (which is expected to be the Luxemburger
Wort).

Section 4.16 Limitation on Sale and Leaseback Transactions.

         The Company will not, and will not permit any of its Subsidiaries to, enter into any sale and leaseback transaction; provided that any Subsidiary may enter into a sale and leaseback transaction if:

                  (1) the Subsidiary could have (a) incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction under Section 4.09(b)(6) hereof and (b) incurred a Lien to secure such Indebtedness pursuant to the provisions of
         Section 4.12 hereof;

                  (2) the gross cash proceeds of that sale and leaseback transaction are at least equal to the Fair Market Value, as determined in good faith by the Board and set forth in an Officers' Certificate delivered to the Trustee, of the property that is the subject of that sale and leaseback transaction; and

                  (3) the transfer of assets in that sale and leaseback transaction is permitted by, and the Subsidiary applies the proceeds of such transaction in compliance with, Section 4.10 hereof.

Section 4.17 Limitation on Activities of the Company.

         The Company shall not own or hold any assets other than cash, Cash Equivalents, Eligible Investments, Equity Interests in MobiFon, Indebtedness of MobiFon, Notes that the Company may repurchase from time to time for delivery to the Trustee for cancellation and office supplies necessary for the administration of its business.

         The Company shall not, directly or indirectly, transfer, convey, sell, lease or otherwise dispose of any Equity Interests in MobiFon to any Person if, as a result of such transfer, conveyance, sale, lease or other disposition MobiFon would no longer be a Subsidiary of the Company or if the Company's Fully Diluted Equity Interest in MobiFon would be reduced to less than 50.1%.

         In addition, the Company will not permit MobiFon to issue any of its Equity Interests to any Person other than to the Company if, as a result of such issuance, MobiFon would no longer be a Subsidiary of the Company or the Company's Fully Diluted Equity Interest in MobiFon would be reduced to less than 50.1%.

         Notwithstanding the foregoing, any transfer, conveyance, sale, lease, disposition or issuance of MobiFon Equity Interests must be permitted by, and the proceeds therefrom must be applied in compliance with, Section 4.10 of this Indenture.

Section 4.18 Limitation on Issuances of Guarantees of Indebtedness.

         The Company will not permit any of its Subsidiaries to Guarantee or pledge any assets to secure, or otherwise provide direct credit support for, the payment of any other Indebtedness of the Company unless such Subsidiary simultaneously executes and delivers a supplemental indenture providing for the Guarantee of the payment of the Notes by such Subsidiary, which Guarantee will be senior to or pari passu with such Subsidiary's Guarantee of or pledge to secure such other Indebtedness.

         The Note Guarantee of a Guarantor will be automatically and unconditionally released:

                  (1) in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) the Company or a Subsidiary of the Company, if the sale or other disposition does not violate Section
         4.10 hereof; or

                  (2) in connection with any sale or other disposition of all of the Capital Stock of that Guarantor to a Person that is not (either before or after giving effect to such transaction) the Company or a Subsidiary of the Company, if the sale or other disposition does not violate Section 4.10 hereof.

         The form of the Note Guarantee is attached as Exhibit F to this Indenture.

Section 4.19 Payments for Consent.

         The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid and is paid to all Holders of Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Section 4.20 Payment of Additional Amounts.

         All payments made by or on behalf of the Company on or with respect to the Notes will be made without withholding or deduction for any Taxes imposed by any Relevant Taxing Jurisdiction, unless required by law or the interpretation or administration thereof by the Relevant Taxing Jurisdiction. If the Company or any other payor is required to withhold or deduct any amount on account of Taxes imposed by any Relevant Taxing Jurisdiction from any payment made with respect to the Notes, the Company will:

                  (1) make such withholding or deduction;

                  (2) remit the full amount deducted or withheld to the relevant government authority in accordance with applicable law;

                  (3) pay such additional amounts ("Additional Amounts") as may be necessary so that the net amount received by each Holder (including Additional Amounts) after such withholding or deduction will not be less than the amount the Holder would have received if such Taxes had not been withheld or deducted;

                  (4) furnish to the Trustee, within 30 days after the date the payment of any Taxes is due certified copies of tax receipts evidencing such payment by the Company;

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

                  (5) indemnify and hold harmless each Holder for the amount of
         (a) any Taxes levied or imposed upon and paid to a Relevant Taxing Jurisdiction by such Holder by reason of the failure of the Company to withhold or deduct such Taxes as required by applicable law and (b) any Taxes imposed with respect to any reimbursement under (a) so that the net amount received by such Holder after such reimbursement will not be less than the amount the Holder would have received if such Taxes had not been imposed on the reimbursement amount, but excluding any such Taxes that are in the nature of taxes on net income or profits, taxes on capital, franchise taxes, net worth taxes and similar taxes; provided that the Holder provides reasonable documentation of any such Taxes; and

                  (6) at least 30 days prior to each date on which any Additional Amounts are payable deliver to the Trustee an Officer's Certificate stating the amounts so payable and such other information necessary to enable the Trustee to pay such Additional Amounts to Holders on the payment date.

         Notwithstanding the foregoing, no Additional Amounts will be payable to a Holder, and the Company shall have no obligation to indemnify a Holder, in respect of any Taxes:

                  (1) that would not have been imposed but for the fact that the Holder (or if the Holder is an estate, nominee, trust or partnership, any fiduciary, beneficiary, member or partner thereof) is a domiciliary, national or resident of, or engaging in business, maintaining a permanent establishment or is physically present in, or otherwise had any present or former connection with, the Relevant Taxing Jurisdiction (other than the mere holding of the Notes or enforcement of rights thereunder or the receipt of payments in respect thereof);

                  (2) that would not have been imposed but for the failure to comply with a request by the Company to satisfy any certification, identification or other information reporting requirements concerning nationality, residence, identity or connection with a Relevant Taxing Jurisdiction that are a precondition to exemption from or refund of such Taxes, but only if a written request regarding such certification, identification or other information reporting requirements is provided by the Company to the Holder reasonably in advance of the date such certification, identification or other information reporting requirements are required to be satisfied; or

                  (3) that are imposed on a payment and are required to be made pursuant to the EU Savings Directive as approved by the 2513th Council Meeting on Economic and Financial Affairs on June 3, 2003 and any law or regulation implementing or complying with, or introduced to confirm with this directive.

Section 4.21 Excess Cash Flow Offer.

         (a) Commencing with the period beginning on the date of this Indenture and ending July 31, 2004, and for each 12-month period ended July 31 thereafter until the maturity of the Notes, the Company shall make an offer (an "Excess Cash Flow Offer") to all Holders of Notes to purchase the maximum principal amount of Notes that may be purchased using the Excess Cash for such period at a purchase price equal to 100% of the principal amount of the Notes to be purchased plus accrued and unpaid interest and Additional Interest, if any, to the date of purchase (the "Excess Cash Offer Amount").

         (b) Within 30 days following each July 31 of each year where Excess Cash is available, commencing with July 31, 2004, as the case may be, the Company will mail a notice to each Holder stating:

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

                  (1) that the Excess Cash Flow Offer is being made pursuant to this Section 4.21;

                  (2) the Excess Cash Offer Amount, the purchase price and the purchase date, which shall be no earlier than 30 days and no later than 45 days from the date such notice is mailed (the "Excess Cash Flow Payment Date");

                  (3) that any Note not tendered or accepted for payment will continue to accrue interest;

                  (4) that, unless the Company defaults in making such payment, all Notes accepted for payment pursuant to the Excess Cash Flow Offer will cease to accrue interest after the Excess Cash Flow Payment Date;

                  (5) that Holders electing to have any Notes purchased pursuant to an Excess Cash Flow Offer will be required to surrender the Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes completed, or transfer by book-entry transfer to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Excess Cash Flow Payment Date;

                  (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have the Notes purchased;

                  (7) that, if the aggregate principal amount of Notes surrendered by Holders exceeds the Excess Cash Offer Amount, the Trustee will select the Notes to be purchased on a pro rata basis based on the principal amount of Notes surrendered (with such adjustments as may be deemed appropriate by the Trustee so that only Notes in denominations of $1,000, or integral multiples thereof, will be purchased); and

                  (8) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof.

         (c) Prior to commencing any Excess Cash Flow Offer, the Company shall deliver to the Trustee an Officers' Certificate setting forth the Company's calculation of the Excess Cash that is subject of the Excess Cash Flow Offer.

         (d) On the Excess Cash Flow Payment Date, the Company will, to the extent lawful:

                  (1) accept for payment, on a pro rata basis, to the extent necessary, all notes or portions of notes properly tendered pursuant to the Excess Cash Flow Offer;

                  (2) deposit with the Paying Agent an amount equal to the Excess Cash Offer Amount in respect of all Notes or portions of Notes on a pro rata basis, to the extent necessary, properly tendered; and

                  (3) deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company.

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

         The Paying Agent will promptly mail to each Holder of Notes properly tendered the Excess Cash payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each new Note will be in a principal amount of $1,000 or an integral multiple of $1,000.

         (e) If and for so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of the exchange so require, the Company will publish notices relating to the Excess Cash Flow Offer in a leading newspaper of general circulation in Luxembourg.

         (f) The Company may use any Excess Cash that remains after consummation of an Excess Cash Flow Offer ("Eligible Excess Cash") for any purpose not otherwise prohibited by this Indenture.

         (g) The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Excess Cash Flow Offer. To the extent that the provisions of any securities laws or regulations conflict with this Section 4.21, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this
Section 4.21 by virtue of such conflict.

                                   ARTICLE 5.
                                   SUCCESSORS

Section 5.01 Merger, Consolidation, or Sale of Assets.

         The Company shall not, directly or indirectly, consolidate or merge with or into another Person (whether or not the Company is the surviving corporation), or sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company and its Subsidiaries taken as a whole, in one or more related transactions, to another Person. In addition, the Company will not, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person.

         This Section 5.01 will not apply to any sale, assignment, transfer, conveyance or other disposition of assets between or among the Company and its Subsidiaries.

Section 5.02 Successor Corporation Substituted.

         Upon any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company in a transaction that is subject to, and that complies with the provisions of,
Section 5.01 hereof, the successor corporation to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the "Company" shall refer instead to the successor corporation and not to the Company), and may exercise every right and power of the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; provided, however, that the predecessor Company shall not be relieved from the obligation to pay the principal of and interest on the Notes or its obligations under Section 7.07 hereof except in the case of a sale of all of the Company's assets in a transaction that is subject to, and that complies with the provisions of,
Section 5.01 hereof.

                                   ARTICLE 6.
                              DEFAULTS AND REMEDIES

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

Section 6.01 Events of Default.

         Each of the following is an "Event of Default":

                  (1) the Company defaults for 30 days in the payment when due of interest on, or Additional Interest with respect to, the Notes;

                  (2) the Company defaults in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on the Notes;

                  (3) the Company or any of its Subsidiaries fails to comply with the provisions of Section 4.10, 4.15, 4.17, 4.21 or 5.01 hereof;

                  (4) failure by the Company or any of its Subsidiaries for 30 days after notice to comply with Section 4.07 or 4.09 hereof;

                  (5) the Company fails to observe or perform any other covenant, representation, warranty or other agreement in this Indenture, the Notes, the Collateral Agreement or the Depositary Agreement for 60 days after notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding voting as a single class;

                  (6) failure by TIW, TIWC or Parent to comply with the MobiFon Equity Agreement;

                  (7) a default occurs under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Subsidiaries (or the payment of which is guaranteed by the Company or any of its Subsidiaries), whether such Indebtedness or guarantee now exists, or is created after the date of this Indenture, if that default:

                           (A) is caused by a failure to pay principal of, or
                  interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default"); or

                           (B) results in the acceleration of such Indebtedness
                  prior to its express maturity,

                  and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $10.0 million or more;

                  (8) a final judgment or final judgments for the payment of money are entered by a court or courts of competent jurisdiction against the Company or any of its Subsidiaries, which judgment or judgments are not paid, discharged or stayed for a period of 60 days; provided that the aggregate of all such undischarged judgments exceeds $10.0 million;

                  (9) the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary pursuant to or within the meaning of Bankruptcy
         Law:

                           (A) commences a voluntary case,

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

                           (B) consents to the entry of an order for relief
                  against it in an involuntary case,

                           (C) consents to the appointment of a custodian of it
                  or for all or substantially all of its property,

                           (D) makes a general assignment for the benefit of its
                  creditors, or

                           (E) generally is not paying its debts as they become
                  due;

                  (10) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                           (A) is for relief against the Company or any of its
                  Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary in an involuntary case;

                           (B) appoints a custodian of the Company or any of its
                  Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary or for all or substantially all of the property of the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary; or

                           (C) orders the liquidation of the Company or any of
                  its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary;

                  and the order or decree remains unstayed and in effect for 60 consecutive days; or

                  (11) the breach by the Company of any material agreement in the Collateral Agreement or the Depositary Agreement, the repudiation by the Company of any of its obligations under the Collateral Agreement or the Depositary Agreement or the unenforceability of the Collateral Agreement or the Depositary Agreement against the Company for any reason.

Section 6.02 Acceleration.

         In any Event of Default (other than an Event of Default specified in clause (8) or (9) of Section 6.01 hereof) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately. Upon any such declaration, the Notes shall become due and payable immediately.

         If an Event of Default specified in clause (8) or (9) of Section 6.01 hereof occurs with respect to the Company, any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary, all outstanding Notes shall be due and payable immediately without further action or notice.

         Holders of the Notes may not enforce this Indenture or the Notes except as provided herein. The Holders of a majority in aggregate principal amount of the then outstanding Notes by written notice to the Trustee may on behalf of all of the Holders rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest or premium that has become due solely because of the acceleration) have been cured or waived.

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

         If an Event of Default occurs by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Notes pursuant to Section 3.07 hereof, then, upon acceleration of the Notes, an equivalent premium shall also become and be immediately due and payable, to the extent permitted by law, anything in this Indenture or in the Notes to the contrary notwithstanding.

         If an Event of Default occurs prior to July 31, 2007 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding the prohibition on redemption of the Notes prior to July 31, 2007, then, upon acceleration of the Notes, an additional premium shall also become and be immediately due and payable in an amount, for each of the years beginning on July 31 of the years set forth below, as set forth below (expressed as a percentage of the principal amount of the Notes on the date of payment that would otherwise be due but for the provisions of this sentence):

YEAR                                                       PERCENTAGE
----                                                       ----------
2003.....................................................    12.500%
2004.....................................................    11.937%
2005.....................................................     9.375%
2006.....................................................     7.812%

Section 6.03 Other Remedies.

         If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium and Additional Interest, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

         The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.04 Waiver of Past Defaults.

         Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium and Additional Interest, if any, or interest on, the Notes (including in connection with an offer to purchase); provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.05 Control by Majority.

         Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction

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

that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability.

Section 6.06 Limitation on Suits.

         Except to enforce the right to receive payment of principal, premium or Additional Interest, if any, or interest when due, no Holder of a Note may pursue any remedy with respect to this Indenture or the Notes unless:

                  (1) the Holder of a Note gives to the Trustee written notice of a continuing Event of Default;

                  (2) the Holders of at least 25% in principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;

                  (3) such Holder of a Note or Holders of Notes offer and, if requested, provide to the Trustee security or indemnity satisfactory to the Trustee against any loss, liability or expense;

                  (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of security or indemnity; and

                  (5) during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

         A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

Section 6.07 Rights of Holders of Notes to Receive Payment.

         Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium and Additional Interest, if any, and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder; provided that a Holder shall not have the right to institute any such suit for the enforcement of payment if and to the extent that the institution or prosecution thereof or the entry of judgment therein would, under applicable law, result in the surrender, impairment, waiver or loss of the Lien of this Indenture upon any property subject to such Lien.

Section 6.08 Collection Suit by Trustee.

         If an Event of Default specified in Section 6.01(1) or (2) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium and Additional Interest, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09 Trustee May File Proofs of Claim.

         The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable

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

compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10 Priorities.

         If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

                  First: to the Trustee, its agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

                  Second: to Holders of Notes for amounts due and unpaid on the Notes for principal, premium and Additional Interest, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium and Additional Interest, if any and interest, respectively; and

                  Third: to the Company or to such party as a court of competent jurisdiction shall direct.

         The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

Section 6.11 Undertaking for Costs.

         In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

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

                                   ARTICLE 7.
                                    TRUSTEE

Section 7.01 Duties of Trustee.

         (a) If an Event of Default has occurred and is continuing, the Trustee will exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

         (b) Except during the continuance of an Event of Default:

                  (1) the duties of the Trustee will be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                  (2) in the absence of negligence, bad faith or willful misconduct on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee will examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

         (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                  (1) this paragraph does not limit the effect of paragraph (b) of this Section 7.01;

                  (2) the Trustee will not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

                  (3) the Trustee will not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.

         (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs
(a), (b), and (c) of this Section 7.01.

         (e) No provision of this Indenture will require the Trustee to expend or risk its own funds or incur any liability. The Trustee will be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder has offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

         (f) The Trustee will not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.02 Rights of Trustee.

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         (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

         (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee will not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel will be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

         (c) The Trustee may act through its attorneys and agents and will not be responsible for the misconduct or negligence of any agent appointed with due care.

         (d) The Trustee will not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

         (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company will be sufficient if signed by an Officer of the Company.

         (f) The Trustee will be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

Section 7.03 Individual Rights of Trustee.

         The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.

Section 7.04 Trustee's Disclaimer.

         The Trustee will not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes or any money paid to the Company or upon the Company's direction under any provision of this Indenture, it will not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it will not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.05 Notice of Defaults.

         If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee will mail to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium or Additional Interest, if any, or interest on any Note, the Trustee may withhold the notice if and so long as a

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committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of Notes.

Section 7.06 Reports by Trustee to Holders of Notes.

         (a) Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee will mail to the Holders of Notes a brief report dated as of such reporting date that complies with TIA Section 313(a) (but if no event described in TIA Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also will comply with TIA Section 313(b)(2). The Trustee will also transmit by mail all reports as required by TIA Section 313(c).

         (b) A copy of each report at the time of its mailing to the Holders of Notes will be mailed by the Trustee to the Company and filed by the Trustee with the SEC and each stock exchange on which the Notes are listed in accordance with TIA Section 313(d). The Company will promptly notify the Trustee when the Notes are listed on any stock exchange.

Section 7.07 Compensation and Indemnity.

         (a) The Company will pay to the Trustee from time to time compensation agreed to with the Trustee for its acceptance of this Indenture and services hereunder and under the Collateral Agreement and the Depositary Agreement. The Trustee's compensation will not be limited by any law on compensation of a trustee of an express trust. The Company will reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services, except any such expenses, disbursements or advances as may result from the Trustee's negligence, willful misconduct or bad faith. Such expenses will include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

         (b) The Company will indemnify the Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties as Trustee under this Indenture, the Collateral Agreement and the Depositary Agreement, including the costs and expenses of enforcing this Indenture against the Company (including this Section 7.07) and defending itself against any claim (whether asserted by the Company or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder or thereunder, except to the extent any such loss, liability or expense result from the Trustee's negligence, willful misconduct or bad faith. The Trustee will notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company will not relieve the Company of its obligations hereunder. The Company will defend the claim and the Trustee will cooperate in the defense. The Trustee may have separate counsel and the Company will pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent will not be unreasonably withheld.

         (c) The obligations of the Company under this Section 7.07 will survive the satisfaction and discharge of this Indenture.

         (d) To secure the Company's payment obligations in this Section 7.07, the Trustee will have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest and any premium or Additional Interest, on particular Notes. Such Lien will survive the satisfaction and discharge of this Indenture.

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         (e) When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(8) or (9) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

         (f) The Trustee will comply with the provisions of TIA Section 313(b)(2) to the extent applicable.

Section 7.08 Replacement of Trustee.

         (a) A resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.08.

         (b) The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

                  (1) the Trustee fails to comply with Section 7.10 hereof;

                  (2) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any U.S. Bankruptcy Law;

                  (3) a custodian or public officer takes charge of the Trustee or its property; or

                  (4) the Trustee becomes incapable of acting.

         (c) If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company will promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

         (d) If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

         (e) If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

         (f) A successor Trustee will deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee will become effective, and the successor Trustee will have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee will mail a notice of its succession to Holders. The retiring Trustee will promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 hereof will continue for the benefit of the retiring Trustee.

Section 7.09 Successor Trustee by Merger, etc.

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         If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act will be the successor Trustee.

Section 7.10 Eligibility; Disqualification.

         There will at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus (together with that of its parent) of at least $100.0 million as set forth in its most recent published annual report of condition.

         This Indenture will always have a Trustee who satisfies the requirements of TIA Section 310(a)(1), (2) and (5). The Trustee is subject to TIA Section 310(b).

Section 7.11 Preferential Collection of Claims Against Company.

         The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

                                   ARTICLE 8.
                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01 Option to Effect Legal Defeasance or Covenant Defeasance.

         The Company may, at the option of its Board evidenced by a resolution set forth in an Officers' Certificate, at any time, elect to have either Section
8.02 or 8.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article 8.

Section 8.02 Legal Defeasance and Discharge.

         Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Company will be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which will thereafter be deemed to be "outstanding" only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in clauses (1) and (2) below, and to have satisfied all of its other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which will survive until otherwise terminated or discharged hereunder:

                  (1) the rights of Holders of outstanding Notes to receive payments in respect of the principal of, or interest or premium and Additional Interest, if any, on such Notes when such payments are due from the trust referred to in Section 8.04 hereof;

                  (2) the Company's obligations with respect to such Notes under
         Section 2.03, 2.07, 2.10 and 4.02;

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                  (3) the rights, powers, trusts, duties and immunities of the
         Trustee hereunder and the Company's obligations in connection therewith; and

                  (4) this Article 8.

         Subject to compliance with this Article 8, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

Section 8.03 Covenant Defeasance.

         Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company will, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from each of its obligations under the covenants contained in Sections 4.03, 4.04, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.15, 4.16, 4.17, 4.18, 4.19 and 4.21 hereof and
Article 10 with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 hereof are satisfied (hereinafter, "Covenant Defeasance"), and the Notes will thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but will continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes will not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Company may omit to comply with and will have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply will not constitute a Default or an Event of Default under
Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes will be unaffected thereby. In addition, upon the Company's exercise under Section 8.01 hereof of the option applicable to this
Section 8.03 hereof, subject to the satisfaction of the conditions set forth in
Section 8.04 hereof, Sections 6.01(3) through 6.01(8) and Section 6.11 hereof will not constitute Events of Default.

Section 8.04 Conditions to Legal or Covenant Defeasance.

         In order to exercise either Legal Defeasance or Covenant Defeasance under either Section 8.02 or 8.03 hereof:

                  (1) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of Notes, cash in United States dollars, non-callable Government Securities, or a combination of cash in United States dollars and non-callable Government Securities, in amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to pay the principal of, premium and Additional Interest, if any, and interest on the outstanding Notes on the stated maturity date or on the applicable redemption date, as the case may be, and the Company must state whether the Notes are being defeased to maturity or to a particular redemption date;

                  (2) in the case of an election under Section 8.02 hereof, the Company has delivered to the Trustee an Opinion of Counsel confirming that:

                           (A) the Company has received from, or there has been
                  published by, the U.S. Internal Revenue Service a ruling; or

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                           (B) since the date of this Indenture, there has been
                  a change in the applicable U.S. federal income tax law,

                  in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred, and the Company shall have delivered to the Trustee an Opinion of Counsel in the Netherlands confirming that the Holders of outstanding Notes will not recognize income, gain or loss for Dutch income tax purposes and will be subject to Dutch income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

                  (3) in the case of an election under Section 8.03 hereof, the Company must deliver to the Trustee an Opinion of Counsel confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred, and the Company shall have delivered to the Trustee an Opinion of Counsel in the Netherlands confirming that the Holders of outstanding Notes will not recognize income, gain or loss for Dutch income tax purposes as a result of such Covenant Defeasance and will be subject to Dutch income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

                  (4) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit);

                  (5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

                  (6) the Company must deliver to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others; and

                  (7) the Company must deliver to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Section 8.05 Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions.

         Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the "Trustee") pursuant to Section 8.04 hereof in respect of the outstanding Notes will be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as

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Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium and Additional Interest, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

         The Company will pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

         Notwithstanding anything in this Article 8 to the contrary, the Trustee will deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(1) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.06 Repayment to Company.

         Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium or Additional Interest, if any, or interest on any Note and remaining unclaimed for two years (or, if shorter, the applicable escheat period) after such principal, premium or Additional Interest, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) will be discharged from such trust; and the Holder of such Note will thereafter be permitted to look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, will thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which will not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

Section 8.07 Reinstatement.

         If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section 8.02 or
8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Notes will be revived and reinstated as though no deposit had occurred pursuant to
Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium or Additional Interest, if any, or interest on any Note following the reinstatement of its obligations, the Company will be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

                                   ARTICLE 9.
                        AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01 Without Consent of Holders of Notes.

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         Notwithstanding Section 9.02 of this Indenture, the Company and the
Trustee may amend or supplement this Indenture, the Notes, the Collateral Agreement or the Depositary Agreement without the consent of any Holder of a
Note:

                  (1) to cure any ambiguity, defect or inconsistency;

                  (2) to provide for uncertificated Notes in addition to or in place of certificated Notes or to alter the provisions of Article 2 hereof (including the related definitions) in a manner that does not materially adversely affect any Holder;

                  (3) to provide for the assumption of the Company's obligations to the Holders of Notes by a successor to the Company pursuant to
         Article 5 hereof;

                  (4) to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect the legal rights hereunder of any Holder of a Note, as evidenced by an Opinion of Counsel;

                  (5) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA; or

                  (6) to conform the text of this Indenture to or the Notes to any provision of the Offering Circular under the caption "Description of Notes," to the extent that such provision was intended to be a verbatim recitation of a provision of this Indenture or the Notes.

         Upon the request of the Company accompanied by a resolution of its Board authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Section 9.06 hereof, the Trustee will join with the Company in the execution of any amended or supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee will not be obligated to enter into such amended or supplemental indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

         Without limiting the generality of the foregoing, if the TIA as in effect at the date of the execution and delivery of this Indenture or at any time thereafter becomes amended and if any such amendment requires one or more changes to any of the provisions hereof or the inclusion herein of any additional provisions, or by operation of law is deemed to effect such changes or incorporate such provisions by reference or otherwise, this Indenture shall be deemed to have been amended so as to conform to such amendment to the TIA, and the Company and the Trustee may, without the consent of any Holders, enter into a supplemental indenture to effect or evidence such changes or additional provisions.

Section 9.02 With Consent of Holders of Notes.

         Except as provided above in Section 9.01 and below in this Section 9.02, the Company and the Trustee may amend or supplement this Indenture (including, without limitation, Section 3.09, 4.10 and 4.15 hereof), the Notes, the Collateral Agreement and the Depositary Agreement with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium or Additional Interest, if any, or interest on the Notes, except a payment default resulting from an

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

acceleration that has been rescinded) or compliance with any provision of this Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes voting as a single class (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes).

         Without the consent of at least 66 2/3% in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, such Notes), the Company may not amend, and a waiver will not be effective with respect to, Section 4.17 hereof. Section 2.08 hereof shall determine which Notes are considered to be "outstanding" for purposes of this Section 9.02.

         Upon the request of the Company accompanied by a resolution of its Board authorizing the execution of any such amendment or supplement to the Indenture, the Collateral Agreement or Depositary Agreement and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 9.06 hereof, the Trustee will join with the Company in the execution of such amendment or supplement unless such amendment or supplement directly affects the Trustee's own rights, duties or immunities under this Indenture, the Collateral Agreement or Depositary Agreement or otherwise, in which case the Trustee may in its discretion, but will not be obligated to, enter into such amendment or supplement.

         It is not necessary for the consent of the Holders of Notes under this
Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it is sufficient if such consent approves the substance thereof.

         After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company will mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, will not, however, in any way impair or affect the validity of any such amended or supplemental indenture or waiver. Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Notes then outstanding voting as a single class may waive compliance in a particular instance by the Company with any provision of this Indenture or the Notes. However, without the consent of each Holder affected, an amendment or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):

                  (1) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

                  (2) reduce the principal of or change the fixed maturity of any Note or alter or waive any of the provisions with respect to the redemption of the Notes (except as provided above with respect to Sections 3.09, 4.10 and 4.15 hereof);

                  (3) reduce the rate of or change the time for payment of interest on any Note;

                  (4) waive a Default or Event of Default in the payment of principal of, or premium or Additional Interest, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration);

                  (5) make any Note payable in money other than that stated in the Notes;

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                  (6) make any change in the provisions of this Indenture
         relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of, or interest or premium or Additional Interest, if any, on the Notes;

                  (7) waive a redemption payment with respect to any Note (other than a payment required by Section 3.09, 4.10 and 4.15 hereof); or

                  (8) make any change in Section 6.04 or 6.07 hereof or in the foregoing amendment and waiver provisions.

Section 9.03 Compliance with Trust Indenture Act.

         Every amendment or supplement to this Indenture or the Notes will be set forth in an amended or supplemental indenture that complies with the TIA as then in effect.

Section 9.04 Revocation and Effect of Consents.

         Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

Section 9.05 Notation on or Exchange of Notes.

         The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall, upon receipt of an Authentication Order, authenticate new Notes that reflect the amendment, supplement or waiver.

         Failure to make the appropriate notation or issue a new Note will not affect the validity and effect of such amendment, supplement or waiver.

Section 9.06 Trustee to Sign Amendments, etc.

         The Trustee will sign any amended or supplemental Indenture authorized pursuant to this Article 9 if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign an amendment or supplemental indenture until the Board approves it. In executing any amendment or supplement of this Indenture, the Collateral Agreement or the Depositary Agreement, the Trustee will be entitled to receive and (subject to Section 7.01 hereof) will be fully protected in relying upon, in addition to the documents required by Section 12.04 hereof, an Officers' Certificate and an Opinion of Counsel stating that the execution of such amendment or supplement is authorized or permitted by this Indenture.

                                  ARTICLE 10.
                             COLLATERAL AND SECURITY

Section 10.01 Collateral Agreement and Depositary Agreement.

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         On the date of this Indenture, the Company shall fund a debt service reserve account (the "Debt Service Reserve Account") with Eligible Investments purchased with the net proceeds from the sale of the Notes in an aggregate amount that, when such Eligible Investments mature, would provide sufficient monies to pay interest due in respect of the Notes for the next two interest payment dates (as such may be reduced under the Collateral Agreement, such aggregate amount, the "Minimum Debt Service Balance"). Thereafter, supplemental funds from time to time may be deposited by the Company in the Debt Service Reserve Account in the form of Eligible Investments. Amounts on deposit in the Debt Service Reserve Account will be available to the Company in the event that the Company lacks sufficient funds on an interest payment date or the maturity date to make payments of principal, interest and Additional Interest, if any, on the Notes.

         Pursuant to a depositary agreement (the "Depositary Agreement"), a depositary (the "Reserve Account Depositary") will act as agent for the Trustee, on behalf of the Holders of Notes with respect to the amounts deposited in the Debt Service Reserve Account.

         The due and punctual payment of the principal of and interest and Additional Interest, if any, on the Notes when and as the same shall be due and payable, whether on an interest payment date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of and interest and Additional Interest (to the extent permitted by law), if any, on the Notes (the "Secured Obligations"), are secured as provided in the Collateral Agreement, which the Company has entered into simultaneously with the execution of this Indenture and which is attached as Exhibit E hereto. Each Holder of Notes, by its acceptance thereof, consents and agrees to the terms of the Collateral Agreement and the Depositary Agreement (including, without limitation, the provisions providing for foreclosure and release of the Collateral) as the same may be in effect or may be amended from time to time in accordance with its terms and authorizes and directs the Trustee and the Reserve Account Depositary to enter into the Collateral Agreement and the Depositary Agreement, respectively, and to perform each of their obligations and exercise each of their rights thereunder in accordance therewith. The Company will deliver to the Trustee copies of all documents delivered to the Reserve Account Depositary pursuant to the Depositary Agreement, and will do or cause to be done all such acts and things as may be required by the provisions of the Collateral Agreement or the Depositary Agreement. The Company will take any and all actions reasonably required to create and maintain, as security for the Secured Obligations, a valid and enforceable perfected first priority Lien in and on all of Collateral, in favor of the Trustee for the benefit of the Holders of Notes, superior to and prior to the rights of all third Persons and subject to no other Liens except for Permitted Liens hereunder.

Section 10.02 Recording and Opinions.

         The Company will comply with the provisions of TIA Section314(b), including, but not limited to, provisions relating to opinions of counsel.

Section 10.03 Release of Collateral.

         (a) Subject to subsections (b) and (c) of this Section 10.03, the Collateral may be released from the Lien and security interest created by the Collateral Agreement in accordance with the provisions of the Collateral Agreement.

         (b) No portion of the Collateral may be released from the Lien and security interest created by the Collateral Agreement pursuant to the provisions of the Collateral Agreement unless the certificates and instructions, if any, required by the Collateral Agreement and Section 10.04 have been delivered to the Trustee.

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

         (c) At any time when a Default or Event of Default has occurred and is continuing and the maturity of the Notes has been accelerated (whether by declaration or otherwise), no release of the Collateral pursuant to the provisions of the Collateral Agreement will be effective as against the Holders of Notes.

         (d) The release of the Collateral from the terms of this Indenture and the Collateral Agreement will not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Collateral is released pursuant to the terms of the Collateral Agreement. To the extent applicable, the Company will cause TIA Section 314(d), relating to the release of property or securities from the Lien and security interest of the Collateral Agreement and relating to the substitution therefor of any property or securities to be subjected to the Lien and security interest of the Collateral Agreement, to be complied with. Any certificate or opinion required by TIA Section 314(d) may be made by an Officer of the Company except in cases where TIA Section 314(d) requires that such certificate or opinion be made by an independent Person.

Section 10.04 Certificates of the Company.

         The Company will furnish to the Trustee, prior to any proposed release of the Collateral pursuant to the Collateral Agreement, other than a proposed release pursuant to Section 4(b) or (c) of the Collateral Agreement:

                  (1) all documents required by TIA Section 314(d); and

                  (2) an Opinion of Counsel, which may be rendered by internal counsel to the Company, to the effect that such accompanying documents constitute all documents required by TIA Section 314(d).

         The Trustee may, to the extent permitted by Sections 7.01 and 7.02 hereof, accept as conclusive evidence of compliance with the foregoing provisions the appropriate statements contained in such documents and such Opinion of Counsel.

Section 10.05 Authorization of Action Taken by the Trustee Under the Collateral Agreement.

         Upon the occurrence of an Event of Default, the Trustee may, in its sole discretion and without the consent of the Holders of Notes, take all actions it deems necessary or appropriate in order to:

                  (1) enforce any of the terms of the Collateral Agreement; and

                  (2) collect and receive any and all amounts payable in respect of the Secured Obligations of the Company hereunder.

         The Trustee will have power to institute and maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts that may be unlawful or in violation of the Collateral Agreement or this Indenture, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the Holders of Notes in the Collateral (including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest hereunder or be prejudicial to the interests of the Holders of Notes or of the Trustee).

Section 10.06 Authorization of Receipt of Funds by the Trustee Under the Collateral Agreement.

         The Trustee is authorized to receive any funds for the benefit of the Holders of Notes distributed under the Collateral Agreement, and to make further distributions of such funds to the Holders of Notes according to the provisions of this Indenture.

Section 10.07 Withdrawal and Investment.

         Neither the Company nor any of its Subsidiaries will have any right of withdrawal under the Debt Service Reserve Account except in certain limited circumstances set forth in the Collateral Agreement and the Depositary Agreement or as provided in this Indenture.

Section 10.08 Termination of Security Interest.

         Upon the earliest to occur of (i) payment in full of all Secured Obligations of the Company under this Indenture and the Notes and (ii) upon Legal Defeasance or Covenant Defeasance, the Trustee will release the Liens pursuant to this Indenture and the Collateral Agreement.

                                  ARTICLE 11.
                           SATISFACTION AND DISCHARGE

Section 11.01 Satisfaction and Discharge.

         This Indenture will be discharged and will cease to be of further effect as to all Notes issued hereunder, when:

                  (1) either:

                           (a) all Notes that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust and thereafter repaid to the Company, have been delivered to the Trustee for cancellation; or

                           (b) all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise or will become due and payable within one year and the Company has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, to pay and discharge the entire indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium and Additional Interest, if any, and accrued interest to the date of maturity or redemption;

                  (2) no Default or Event of Default has occurred and is continuing on the date of the deposit or will occur as a result of the deposit and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company is a party or by which the Company is bound;

                  (3) the Company has paid or caused to be paid all sums payable by it under this Indenture; and

                  (4) the Company has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be.

In addition, the Company must deliver an Officers' Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

         Notwithstanding the satisfaction and discharge of this Indenture, if money has been deposited with the Trustee pursuant to subclause (b) of clause
(1) of this Section, the provisions of Section 11.02 and Section 8.06 will survive. In addition, nothing in this Section 11.01 will be deemed to discharge those provisions of Section 7.07 hereof, that, by their terms, survive the satisfaction and discharge of this Indenture.

Section 11.02 Application of Trust Money.

         Subject to the provisions of Section 8.06, all money deposited with the Trustee pursuant to Section 11.01 shall be held in trust and applied by it, in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

         If the Trustee or Paying Agent is unable to apply any money or Government Securities in accordance with Section 11.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 11.01; provided that if the Company has made any payment of principal of, premium, if any, or interest on any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Securities held by the Trustee or Paying Agent.

                                   ARTICLE 12.
                                  MISCELLANEOUS

Section 12.01 Trust Indenture Act Controls.

         If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA Section318(c), the imposed duties will control.

Section 12.02 Notices.

         Any notice or communication by the Company or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the others' address:

         If to the Company:

         MobiFon Holdings B.V.
         c/o ClearWave N.V.
         World Trade Center
         Strawinskylaan 707

         1077 XX Amsterdam
         The Netherlands
         Telecopier No.: +31 20-30-50-989
         Attention: Managing Director

         With a copy to:

         Pillsbury Winthrop LLP
         One Battery Park Plaza
         New York, New York 10004
         USA
         Telecopier No.: (212) 858-1500
         Attention: David P. Falck, Esq.

         If to the Trustee:

         The Bank of Nova Scotia Trust Company of New York
         One Liberty Plaza
         23rd Floor
         New York, New York 10006
         USA
         Telecopier No.: (212) 225-5436
         Attention: John Neylan

         If to the Luxembourg Stock Exchange or the listing agent and Luxembourg paying agent:

         Dexia Banque Internationale a Luxembourg S.A.
         69 route d'Esch
         L-2953 Luxembourg

         The Company or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

         All notices and communications (other than those sent to Holders) will be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery; provided that notices and communications shall not be deemed to have been given to the Trustee until actual receipt thereof by the Trustee.

         Any notice or communication to a Holder will be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication will also be so mailed to any Person described in TIA Section 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it will not affect its sufficiency with respect to other Holders.

         So long as the Notes are listed on the Luxembourg Stock Exchange and the rules of the exchange so require, the Company will publish notices to the Holders of Notes in a leading newspaper having general circulation in Luxembourg (which is expected to be the Luxemburger Wort) or, if such publication is not practicable, in another leading daily newspaper with general circulation in Europe. Any such publication notice will be deemed to have been given on the first date on which publication is made.

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

         If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

         If the Company mails a notice or communication to Holders, it will mail a copy to the Trustee and each Agent at the same time.

         For so long as the Notes are listed on the Luxembourg Stock Exchange, the Company will provide a copy of all notices to the Luxembourg Stock Exchange.

Section 12.03 Communication by Holders of Notes with Other Holders of Notes.

         Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

Section 12.04 Certificate and Opinion as to Conditions Precedent.

         Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

                  (1) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 12.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

                  (2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 12.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

Section 12.05 Statements Required in Certificate or Opinion.

         Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) must comply with the provisions of TIA
Section 314(e) and must include:

                  (1) a statement that the Person making such certificate or opinion has read such covenant or condition;

                  (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (3) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (4) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with; provided, however, that with respect to matters of fact, an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.

Section 12.06 Rules by Trustee and Agents.

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

         The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 12.07 No Personal Liability of Directors, Officers, Employees and Stockholders.

         No past, present or future director, officer, employee, incorporator, stockholder or agent of the Company, as such, will have any liability for any obligations of the Company under the Notes, this Indenture, any supplemental indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Section 12.08 Governing Law.

         THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE AND THE NOTES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. THE COMPANY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE FEDERAL AND STATE COURTS LOCATED IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN ANY SUIT ARISING UNDER THIS INDENTURE OR THE NOTES AND IN ANY SUIT RELATING TO THE NOTES BROUGHT UNDER THE UNITED STATES FEDERAL SECURITIES LAWS OR STATE SECURITIES LAWS.

Section 12.09 No Adverse Interpretation of Other Agreements.

         This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 12.10 Successors.

         All agreements of the Company in this Indenture and the Notes will bind its successors. All agreements of the Trustee in this Indenture will bind its successors.

Section 12.11 Severability.

         In case any provision in this Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 12.12 Counterpart Originals.

         The parties may sign any number of copies of this Indenture. Each signed copy will be an original, but all of them together represent the same agreement.

Section 12.13 Table of Contents, Headings, etc.

         The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and will in no way modify or restrict any of the terms or provisions hereof.

                                       82

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                         [Signatures on following pages]

                                   SIGNATURES

Dated as of June 27, 2003

                                                     MobiFon Holdings B.V.

                                                     By: _______________________
                                                         Name:
                                                         Title:

                                   SIGNATURES

Dated as of June 27, 2003

                              The Bank of Nova Scotia Trust Company of New York

                              By: ______________________________________________
                                  Name:
                                  Title:

                                                                       EXHIBIT A

                                 [Face of Note]

                                                         CUSIP/CINS ____________

               12.50% [Series A] [Series B] Senior Notes due 2010

No. ___                                                            $____________

                              MobiFon Holdings B.V.

promises to pay to CEDE & CO.

or registered assigns,

the principal sum of ___________________________________________________________

Dollars on July 31, 2010.

Interest Payment Dates: January 31 and July 31

Record Dates: January 15 and July 15

Dated: June 27, 2003

                                             MobiFon Holdings B.V.

                                             By: _______________________________
                                                 Name:
                                                 Title:

This is one of the Notes referred to
in the within-mentioned Indenture, which was authenticated on _____________:

The Bank of Nova Scotia Trust Company of New York, as Trustee

By: __________________________________
          Authorized Signatory

                                 [Back of Note]
                      12.50% Series A Senior Notes due 2010

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the OID Legend, if applicable pursuant to the Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

         Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

                  (1) INTEREST. MobiFon Holdings B.V., a private company with limited liability (besloten venootschap met beperkte aansprakelijkheid) under the laws of the Netherlands (the "Company"), promises to pay interest on the principal amount of this Note at 12.50% per annum from June 27, 2003 until maturity and shall pay the Additional Interest, if any, payable pursuant to Section 2 of the Registration Rights Agreement referred to below. The Company will pay interest and Additional Interest, if any, semi-annually in arrears on January 31 and July 31 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an "Interest Payment Date"). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be January 31, 2004. The Company will pay interest on overdue principal and premium, if any, from time to time on demand at a rate per annum specified on the Note on overdue installments of interest and Additional Interest, if any, (without regard to any applicable grace periods) from time to time on demand to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

                  (2) METHOD OF PAYMENT. The Company will pay interest on the Notes (except defaulted interest) and Additional Interest, if any, to the Persons who are registered Holders of Notes at the close of business on the January 15 or July 15 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in
         Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium and Additional Interest, if any, and interest at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest and Additional Interest, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium and Additional Interest, if any, on, all Global Notes and all other Notes the Holders of which will have provided wire transfer instructions to the Company or the Paying Agent. Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

                  (3) PAYING AGENT AND REGISTRAR. Initially, The Bank of Nova Scotia Trust Company of New York, the Trustee under the Indenture, will act as Paying Agent and Registrar and Dexia Banque Internationale a Luxembourg S.A. will act as an additional paying agent for so long as the Notes are listed on the Luxembourg Stock Exchange. The Company may change any Paying

         Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

                  (4) INDENTURE AND COLLATERAL AGREEMENT. The Company issued the Notes under an Indenture dated as of June 27, 2003 (the "Indenture") between the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are obligations of the Company limited to $225.0 million in aggregate principal amount. The Notes are secured by a pledge of a debt service reserve account pursuant to the Collateral Agreement and the Depositary Agreement referred to in the Indenture.

                  (5) OPTIONAL REDEMPTION.

                           (a) At any time prior to July 31, 2006, the Company may on any one or more occasions redeem up to 35% of the aggregate principal amount of the Notes at a redemption price of 112.50% of the principal amount, plus accrued and unpaid interest and Additional Interest, if any, to the redemption date, with the net cash proceeds of
         (1) one or more Equity Offerings by the Company or (2) a contribution to the Company' common equity capital or a loan to the Company that is permitted under Section 4.09(b)(4) of the Indenture, in either case made with the net cash proceeds of a concurrent Equity Offering of common stock of a Person of which the Company is a Subsidiary; provided that:

                                    (i)      at least 65% of the aggregate
                           principal amount of Notes issued under this Indenture remains outstanding immediately after the occurrence of such redemption (excluding Notes held by the Company and its Subsidiaries); and

                                    (ii)     the redemption must occur within 45
                           days of the date of the closing of such Equity Offering.

                           (b) Except pursuant to the preceding subparagraph (a) and pursuant to subparagraph (d) of this paragraph 5, the Notes are not redeemable at the Company's option prior to July 31, 2007.

                           (c) On and after July 31, 2007, at any time and from time to time, the Company may redeem all or a part of the Notes upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Additional Interest, if any, on the Notes redeemed, to the applicable redemption date, if redeemed during the twelve-month period beginning on July 31 of the years indicated below, subject to the rights of Holders on the relevant record date to receive interest on the relevant interest payment date:

Year                                                       Percentage
----                                                       ----------
2007....................................................... 106.250%
2008....................................................... 103.125%
2009 and thereafter........................................ 100.000%

                           (d) In the event (1) the Company becomes, or would become, on the next date on which any amount would be payable under or with respect to the Notes, obligated to pay any Additional Amounts as a result of a change in the national or international laws or regulations of any Relevant Taxing Jurisdiction, or a change in any official position regarding the application or interpretation thereof (including the decision of any court, governmental agency or tribunal), which is publicly announced or becomes effective on or after the date of the Offering Circular, and if the Company cannot avoid such obligation by taking reasonable measures available to it, or (2) as a result of a change in (i) the national or international laws or regulations of any Relevant Taxing Jurisdiction or any Romanian federal, provincial, territorial or other Romanian government or any authority or agency of or in Romania having the power to tax or (ii) an income tax treaty between Romania and any Relevant Taxing Jurisdiction or, in the case of either (i) or (ii) above, a change in any official position regarding the application or interpretation thereof (including the decision of any court, governmental agency or tribunal), which is publicly announced or becomes effective on or after the date of the Offering Circular, MobiFon becomes obligated to make withholding Tax payments or deductions for or on account of any Taxes on any dividends, stock repurchases or other similar distributions payable to the Company, the Notes may be redeemed at the option of the Company. Upon the occurrence of any such change, the Company may, at any time, redeem all, but not part, of the Notes at a price equal to 100% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, to the redemption date. Prior to any such redemption pursuant to the foregoing, the Company will deliver to the Trustee an opinion of an independent tax counsel to the effect that a change referred to above exists. The Trustee will accept such opinion as sufficient existence of the satisfaction of the conditions precedent described above, in which event it will become conclusive and binding on the Holders of Notes

                  (6) MANDATORY REDEMPTION. The Company will not be required to make mandatory redemption or sinking fund payments with respect to the Notes.

                  (7) PAYMENT OF ADDITIONAL AMOUNTS. All payments made by or on behalf of the Company on or with respect to the Notes will be made without withholding or deduction for any Taxes imposed by any Relevant Taxing Jurisdiction, unless required by law or the interpretation or administration thereof by the Relevant Taxing Jurisdiction. If the Company or any other payor is required to withhold or deduct any amount on account of Taxes imposed by any Relevant Taxing Jurisdiction from any payment made with respect to the Notes, the Company will: (1) make such withholding or deduction; (2) remit the full amount deducted or withheld to the relevant government authority in accordance with applicable law; (3) pay such additional amounts ("Additional Amounts") as may be necessary so that the net amount received by each Holder (including Additional Amounts) after such withholding or deduction will not be less than the amount the Holder would have received if such Taxes had not been withheld or deducted, subject to certain exceptions as set forth in Section 4.20 of the Indenture; (4) furnish to the Trustee, within 30 days after the date the payment of any Taxes is due certified copies of tax receipts evidencing such payment by the Company; (5) indemnify and hold harmless each Holder for the amount of
         (a) any Taxes levied or imposed upon and paid to a Relevant Taxing Jurisdiction by such Holder by reason of the failure of the Company to withhold or deduct such Taxes as required by applicable law and (b) any Taxes imposed with respect to any reimbursement under (a) so that the net amount received by such Holder after such reimbursement will not be less than the amount the Holder would have received if such Taxes had not been imposed on the reimbursement amount, but excluding any such Taxes that are in the nature of taxes on net income or profits, taxes on capital, franchise taxes, net worth taxes and similar taxes; provided that the Holder provides reasonable documentation of any such Taxes; and (6) at least 30 days prior to each date on which any Additional Amounts are payable deliver to the Trustee an Officer's Certificate stating the amounts so payable and such other information necessary to enable the Trustee to pay such Additional Amounts to Holders on the payment date.

                  (8) REPURCHASE AT OPTION OF HOLDER.

                           (a) If there is a Change of Control, the Company will make an offer (a "Change of Control Offer") to each Holder to repurchase all or any part (equal to $1,000 or an integral multiple of $1,000) of each Holder's Notes at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Additional Interest on the Notes repurchased, if any, to the date of purchase (the "Change of Control Payment"). Within 30 days following any Change of Control, the Company will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and setting forth the procedures governing the Change of Control Offer as required by the Indenture.

                           (b) If the Company consummates one or more Sales of MobiFon Equity, when the aggregate amount of Net Proceeds received from any such Sale of MobiFon Equity exceeds $3.5 million, the Company will make an Asset Sale Offer to all Holders of Notes and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in the Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets in accordance with Section 3.09 of the Indenture to purchase the maximum principal amount of Notes and such other pari passu Indebtedness that may be purchased out of the MobiFon Proceeds. The offer price in such Asset Sale Offer will be equal to 100% of principal amount plus accrued and unpaid interest and Additional Interest, if any, to the date of purchase, and will be payable in cash. If any MobiFon Proceeds remain after consummation of an Asset Sale Offer, the Company and its Subsidiaries may use such amounts for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes and other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of MobiFon Proceeds, the Trustee shall select the Notes and such other pari passu Indebtedness to be purchased on a pro rata basis. Upon completion of any such Asset Sale Offer, the amount of MobiFon Proceeds shall be reset at zero. Holders of Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Company prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes.

                           (c) If MobiFon or a Subsidiary consummates any Asset Sales (other than a Sale of MobiFon Equity), when the aggregate amount of Excess Proceeds exceeds $10.0 million, the Company will make an Asset Sale Offer to all Holders of Notes and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in the Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets in accordance with Section 3.09 of the Indenture to purchase the maximum principal amount of Notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in such Asset Sale Offer will be equal to 100% of principal amount plus accrued and unpaid interest and Additional Interest, if any, to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the Company and its Subsidiaries may use such Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes and other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and such other pari passu Indebtedness to be purchased on a pro rata basis. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero. Holders of Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Company prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes.

                           (d) Commencing with the period beginning on the date of the Indenture and ending July 31, 2004, and for each 12-month period ended July 31 thereafter until the maturity of the Notes, the Company will make an Excess Cash Flow Offer to all Holders of Notes to purchase the maximum principal amount of Notes that may be purchased using the Excess Cash. The offer price in such Excess Cash Offer will be equal to 100% of principal amount plus accrued and unpaid interest and Additional Interest, if any, to the date of purchase, and will be payable in cash. Within 30 days following each July 31, the Company will mail a notice to each Holder setting forth the procedures governing the Excess Cash Flow Offer as required by the Indenture. If any Excess Cash remains after consummation of an Excess Cash Flow Offer, the Company may use such Excess Cash for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes tendered into such Excess Cash Flow Offer exceeds the amount of Excess Cash, the Trustee shall select the Notes to be purchased on a pro rata basis. Holders of Notes that are the subject of an offer to purchase will receive an Excess Cash Flow Offer from the Company prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect to Purchase" on the reverse of the Notes.

                  (9) NOTICE OF REDEMPTION. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. No Notes of $1,000 or less will be redeemed in part; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if less than $1,000, shall be redeemed. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.

                  (10) DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

                  (11) PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

                  (12) AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes voting as a single class, and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes voting as a single class. Without the consent of any Holder of a Note, the Indenture or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's obligations to Holders of the Notes in case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the

         Holders of Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act, or to conform the Indenture or the Notes to any provision of the Offering Circular under the caption "Description of Notes."

                  (13) DEFAULTS AND REMEDIES. Events of Default include: (1) default for 30 days in the payment when due of interest on, or Additional Interest with respect to, the Notes; (2) default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on the Notes; (3) failure by the Company or any of its Subsidiaries to comply with of Section 4.10, 4.15, 4.17, 4.21 or 5.01 of the Indenture; (4) failure by the Company or any of its Subsidiaries for 30 days after notice to comply with
         Section 4.07 or 4.09 of the Indenture; (5) the Company fails to observe or perform any other covenant, representation, warranty or other agreement in this Indenture, the Notes, the Collateral Agreement or the Depositary Agreement for 60 days after notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding voting as a single class; (6) failure by TIW, TIWC or Parent to comply with the MobiFon Equity Agreement; (7) a default occurs under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Subsidiaries (or the payment of which is guaranteed by the Company or any of its Subsidiaries), whether such Indebtedness or guarantee now exists, or is created after the date of this Indenture, if that default: (i) is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness (a "Payment Default"); or
         (ii) results in the acceleration of such Indebtedness prior to its express maturity, and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $10.0 million or more; (8) failure by the Company or any of its Subsidiaries to pay final judgments aggregating in excess of $10.0 million, which judgments are not paid, discharged or stayed for a period of 60 days; (9) breach by the Company of any material agreement in the Collateral Agreement or Depositary Agreement, the repudiation by the Company of any of its obligations under the Collateral Agreement or Depositary Agreement or the unenforceability of the Collateral Agreement or Depositary Agreement against the Company for any reason; and (10) certain events of bankruptcy or insolvency described in the Indenture with respect to the Company or any of its Subsidiaries that is a Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary. If any Event of Default (except relating to certain events of bankruptcy and insolvency) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes will become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any

         Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

                  (14) TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

                  (15) NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator, stockholder or agent of the Company, as such, will have any liability for any obligations of the Company under the Notes, the Indenture, any supplemental indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

                  (16) AUTHENTICATION. This Note will not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

                  (17) ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

                  (18) ADDITIONAL RIGHTS OF HOLDERS OF RESTRICTED GLOBAL NOTES AND RESTRICTED DEFINITIVE NOTES. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes will have all the rights set forth in the Exchange and Registration Rights Agreement dated as of June 27, 2003, among the Company and the other parties named on the signature pages thereof (the "Registration Rights Agreement").

                  (19) CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

         The Company will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:

MobiFon Holdings B.V.
c/o ClearWave N.V.
World Trade Center
Strawinskylaan 707
1077 XX Amsterdam
the Netherlands
Attention: Managing Director

                                 ASSIGNMENT FORM

         To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to: __________________________________
                                                (Insert assignee's legal name)

________________________________________________________________________________
                  (Insert assignee's soc. sec. or tax I.D. no.)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
              (Print or type assignee's name, address and zip code)

and irrevocably appoint ________________________________________________________
to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date: _______________

                  Your Signature: ______________________________________________
                    (Sign exactly as your name appears on the face of this Note)

Signature Guarantee*: _________________________

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                       OPTION OF HOLDER TO ELECT PURCHASE

         If you want to elect to have this Note purchased by the Company pursuant to Section 4.10, 4.15 or 4.21 of the Indenture, check the appropriate box below:

         -Section 4.10             -Section 4.15                -Section 4.21

         If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.10, Section 4.15 or Section 4.21 of the Indenture, state the amount you elect to have purchased:

                                $_______________

Date: _______________

                Your Signature:_________________________________________________
                    (Sign exactly as your name appears on the face of this Note)

                Tax Identification No.: ________________________________________

Signature Guarantee*: _________________________

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

             SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*

         The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

                                                                       Principal Amount of       Signature of
                      Amount of decrease in   Amount of increase in      this Global Note     authorized officer
                      Principal Amount of      Principal Amount of        following such        of Trustee or
Date of Exchange        this Global Note        this Global Note      decrease (or increase)      Custodian
----------------      ---------------------   ---------------------   ----------------------  ------------------

* This schedule should be included only if the Note is issued in global form.

                                                                       EXHIBIT B

                         FORM OF CERTIFICATE OF TRANSFER

MobiFon Holdings B.V.
c/o ClearWave N.V.
World Trade Center
Strawinskylaan 707
1077 XX Amsterdam
the Netherlands

[Registrar address block]

         Re: 12.50% Senior Notes due 2010

         Reference is hereby made to the Indenture, dated as of June 27, 2003 (the "Indenture"), between MobiFon Holdings B.V., as issuer (the "Company"), and The Bank of Nova Scotia Trust Company of New York, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

         ___________________, (the "Transferor") owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $___________ in such Note[s] or interests (the "Transfer"), to ___________________________ (the "Transferee"), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

                             [CHECK ALL THAT APPLY]

         1. [ ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE 144A GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO RULE 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

         2. [ ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE REGULATION S GLOBAL NOTE OR A DEFINITIVE NOTE PURSUANT TO REGULATION S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(a) or Rule 904(a) of Regulation S under the Securities Act and (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

         3. [ ] CHECK AND COMPLETE IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN THE DEFINITIVE NOTE PURSUANT TO ANY PROVISION OF THE SECURITIES ACT OTHER THAN RULE 144A OR REGULATION S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

                  (a) [ ] such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

                                       or

                  (b) [ ] such Transfer is being effected to the Company or a subsidiary thereof;

                                       or

                  (c) [ ] such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

                                       or

                  (d) [ ] such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Definitive Notes and in the Indenture and the Securities Act.

         4. [ ] CHECK IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE OR OF AN UNRESTRICTED DEFINITIVE NOTE.

         (a) [ ] CHECK IF TRANSFER IS PURSUANT TO RULE 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private

Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

         (b) [ ] CHECK IF TRANSFER IS PURSUANT TO REGULATION S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

         (c) [ ] CHECK IF TRANSFER IS PURSUANT TO OTHER EXEMPTION. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

         This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

                                         _______________________________________
                                                [Insert Name of Transferor]

                                         By: ___________________________________
                                             Name:
                                             Title:

         Dated: _______________________

                            ANNEX A TO CERTIFICATE OF TRANSFER

         1.       The Transferor owns and proposes to transfer the following:

                            [CHECK ONE OF (a) OR (b)]

                                    (a)      [ ] a beneficial interest in the:

                           (i)      [ ] 144A Global Note (CUSIP _________), or

                           (ii)     [ ] Regulation S Global Note (CUSIP
                                    _________); or

                       (b) [ ] a Restricted Definitive Note.

         2.       After the Transfer the Transferee will hold:

                                   [CHECK ONE]

                       (a) [ ]  a beneficial interest in the:

                           (i)      [ ] 144A Global Note (CUSIP _________), or

                           (ii)     [ ] Regulation S Global Note (CUSIP
                                    _________), or

                           (iii)    [ ] Unrestricted Global Note (CUSIP
                                    _________); or

                        (b) [ ]  a Restricted Definitive Note; or

                        (c) [ ]  an Unrestricted Definitive Note,

                        in accordance with the terms of the Indenture.

                                                                       EXHIBIT C

                         FORM OF CERTIFICATE OF EXCHANGE

MobiFon Holdings B.V.
c/o ClearWave N.V.
World Trade Center
Strawinskylaan 707
1077 XX Amsterdam
the Netherlands

[Registrar address block]

         Re: 12.50% Senior Notes due 2010

                              (CUSIP ____________)

         Reference is hereby made to the Indenture, dated as of June 27, 2003 (the "Indenture"), between MobiFon Holdings B.V., as issuer (the "Company") and The Bank of Nova Scotia Trust Company of New York, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

         __________________________, (the "Owner") owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $____________ in such Note[s] or interests (the "Exchange"). In connection with the Exchange, the Owner hereby certifies that:

         1. EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN A RESTRICTED GLOBAL NOTE FOR UNRESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN AN UNRESTRICTED GLOBAL NOTE

         (a) [ ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the "Securities Act"), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

         (b) [ ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

         (c) [ ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE. In connection with the Owner's Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

         (d) [ ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO UNRESTRICTED DEFINITIVE NOTE. In connection with the Owner's Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

         2. EXCHANGE OF RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES FOR RESTRICTED DEFINITIVE NOTES OR BENEFICIAL INTERESTS IN RESTRICTED GLOBAL NOTES

         (a) [ ] CHECK IF EXCHANGE IS FROM BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE TO RESTRICTED DEFINITIVE NOTE. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner's own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

         (b) [ ] CHECK IF EXCHANGE IS FROM RESTRICTED DEFINITIVE NOTE TO BENEFICIAL INTEREST IN A RESTRICTED GLOBAL NOTE. In connection with the Exchange of the Owner's Restricted Definitive Note for a beneficial interest in the [CHECK ONE] [ ] 144A Global Note [ ] Regulation S Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

         This certificate and the statements contained herein are made for your benefit and the benefit of the Company.

                                          ______________________________________
                                                [Insert Name of Transferor]

                                          By: __________________________________
                                              Name:
                                              Title:

Dated: ______________________

                                                                       EXHIBIT D

                            FORM OF CERTIFICATE FROM
                   ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

MobiFon Holdings B.V.
c/o ClearWave N.V.
World Trade Center
Strawinskylaan 707
1077 XX Amsterdam
the Netherlands

[Registrar address block]

         Re: 12.50% Senior Notes due 2010

         Reference is hereby made to the Indenture, dated as of June 27, 2003 (the "Indenture"), between MobiFon Holdings B.V., as issuer (the "Company"), and The Bank of Nova Scotia Trust Company of New York, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

         In connection with our proposed purchase of $____________ aggregate principal amount of:

         (a)  [ ]          a beneficial interest in a Global Note, or

         (b)  [ ]          a Definitive Note,

         we confirm that:

         1. We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the United States Securities Act of 1933, as amended (the "Securities Act").

         2. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Company or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined therein), (C) to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Company a signed letter substantially in the form of this letter and an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144(k) under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any Person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.

         3. We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

         4. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

         5. We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

         You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

                                       _________________________________________
                                         [Insert Name of Accredited Investor]

                                       By: _____________________________________
                                           Name:
                                           Title:

Dated: _______________________

                                                                       EXHIBIT E

                          FORM OF COLLATERAL AGREEMENT

                                                                       EXHIBIT F

                             FORM OF NOTE GUARANTEE

         For value received, each Guarantor (which term includes any successor Person under the Indenture) has, jointly and severally, unconditionally guaranteed, to the extent set forth in the Indenture and the applicable supplemental indenture signed by such Guarantor pursuant to Section 4.18 of the Indenture (each, a "Supplemental Indenture") and subject to the provisions in the Indenture, as amended or supplemented from time to time, dated as of June 27, 2003 (the "Indenture") among MobiFon Holdings B.V., (the "Company") and The Bank of Nova Scotia Trust Company of New York, as trustee (the "Trustee"), (a) the due and punctual payment of the principal of, premium and Additional Interest, if any, and interest on the Notes (as defined in the Indenture), whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal of and interest on the Notes, if any, if lawful, and the due and punctual performance of all other obligations of the Company to the Holders or the Trustee all in accordance with the terms of the Indenture and the applicable Supplemental Indenture and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. The obligations of the Guarantors to the Holders of Notes and to the Trustee pursuant to the Note Guarantee, the applicable Supplemental Indenture and the Indenture are expressly set forth in the applicable Supplemental Indenture and reference is hereby made to the applicable Supplemental Indenture for the precise terms of the Note Guarantee. Each Holder of a Note, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee, on behalf of such Holder, to take such action as may be necessary or appropriate to effectuate the subordination as provided in the Indenture and (c) appoints the Trustee attorney-in-fact of such Holder for such purpose; provided, however, that the Indebtedness evidenced by this Note Guarantee shall cease to be so subordinated and subject in right of payment upon any defeasance of this Note in accordance with the provisions of the Indenture and the applicable Supplemental Indenture.

                                                  [NAME OF GUARANTOR(S)]

                                                  By: __________________________
                                                  Name:
                                                  Title:

                                       F-1